UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12
DUTCH BROS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DUTCH BROS Coffee

2023 PROXY STATEMENT AND NOTICE OF ANNUAL STOCKHOLDERS' MEETING

DUTCH BROS
Coffee

UARANTEED TO SATISFY GUARANTEED TO SFY GUARANTEED TO SATISFY GUARANT

LETTER TO STOCKHOLDERS

Everyone who works for Dutch Bros is familiar with the Optimist Creed. It sets the tone for the culture we’re known for—positive, inclusive, enthusiastic and resilient. It starts with a call to action to be so strong that nothing can disturb your peace of mind. As we close out 2022 and look to 2023, we look to those words to guide us.
For nearly everyone—whether companies in the beverage industry or families at home—2022 was a year of unexpected challenges. Inflation weighed on the economy and discussions of what’s next dominated the news. Despite the headwinds, Dutch Bros made good on its mission to make a massive difference, one cup at a time and continued its high growth story. In total, we opened 133 new shops in 2022, created opportunities for 34 new operators, and donated more than $6.2 million to local and national causes through company-wide and local giveback days.
Growth and the Dutch Bros People Pipeline
People are at the heart of everything we do. Our growth is predicated on our people pipeline—dedicated broistas who have worked their way up in the organization and proven themselves as great leaders and culture cultivators. In 2022, our people pipeline grew from 200 fully-qualified regional operator candidates to more than 275. These are people who have taken part in the Leadership Pathway program and are eligible to join a community and open multiple shops.
Our people pipeline and development team allowed Dutch Bros to open 26 company-operated shops in the fourth quarter of 2022, bringing our total number of shops to 671 as of December 31, 2022. Q4 was the sixth straight quarter of unit growth and a sign that we’re ready, willing, and able to overcome the economic challenges we all face.
It’s important to note the focus on our people goes beyond the people pipeline. We believe Dutch Bros should be a foundation for all employees to build the life they want; we should help them find their compelling future. While Dutch Bros provides a range of benefits supporting that goal, including an extensive education grant program, we recognize the importance of financial stability. That’s why we closed out the year with the decision to raise our base wage across the company to at least $10 per hour.
Focus on Technology
The Dutch Bros app and Dutch Rewards program remained one of the biggest priorities of 2022. The app launched in February 2021 and quickly became one of the most popular apps in the food and beverage sector at the time. Today, it helps us reduce line times and is a key tool in reaching customers on a one-on-one basis through targeted promotions. We’re proud to say the app is helping us connect with 5.2 million users.
Technology is on a rapid expansion of consumerization and will continue to have an impact on virtually everything the industry and the consumer touches. From cybersecurity to POS to consumer interface, it is impacting and enhancing everything we do. We’re focused on putting relationships at the center of technological advancements to ensure it remains where it should be—enhancing, rather than overshadowing, our business and lives.
Looking to the Future
Dutch Bros may only have operated as a public company for a limited time, but we’ve been sharing the “Dutch Luv” for 31 years and we’ve learned a lot. While we’ll continue to share the Dutch Luv, we’re already seeing that 2023 is going to be very different. Economic pressures, high turnover, and uncertainty will likely shape the direction of companies across the country. We remain committed to the formula that has helped us grow and thrive for more than three decades—focusing on our people, keeping our customers top of mind, and growing in a way that creates opportunities to change lives. We hope you’ll join us on this journey.

Travis Boersma	Joth Ricci
Co-Founder & Executive Chairman	CEO
Dutch Bros Inc.| 2023 Proxy Statement | 2

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING

WHEN	WHERE	RECORD DATE

May 16, 2023 at 2:00 p.m. Pacific Time	Via webcast: www.virtualshareholdermeeting.com/BROS2023
Our Board of Directors has fixed the close of business on March 21, 2023, as the Record Date for determination of stockholders entitled to notice of and to vote at this Annual Meeting of the stockholders or any adjournment thereof.

ITEMS OF BUSINESS

PROPOSAL	BOARD VOTING RECOMMENDATION		PAGE REFERENCE
1.Elect nine director nominees named herein, seven of whom will be elected by the holders of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock, voting together as a single class, and two of whom will be elected by the holders of our Class C common stock, voting as a separate class, with each director to serve until the 2024 annual meeting of stockholders.	☑	FOR each director nominee	15
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.	☑	FOR	35
3. Selection, on a non-binding advisory basis, of the preferred frequency of stockholder advisory votes regarding compensation of our named executive officers.	☑	ONE YEAR	52
4. Any such other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this Notice of Annual Stockholders’ Meeting.
You will be able to attend this year’s Annual Meeting virtually via live webcast at www.virtualshareholdermeeting.com/BROS2023. You will be able to submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BROS2023. You will also be able to vote electronically during the Annual Meeting. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to be held on May 16, 2023, at 2:00 p.m. Pacific Time virtually via live webcast at www.virtualshareholdermeeting.com/BROS2023. This Notice of Annual Stockholders’ Meeting, the proxy statement, and the 2022 Annual Report on Form 10-K are available at www.proxyvote.com.
A Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report, as well as instructions on how to vote over the internet, via phone, or by mail will be mailed to you on or about April 3, 2023. If you receive a Notice of Internet Availability of Proxy Materials by mail or electronic mail, you will not receive printed and mailed proxy materials unless you specifically request them.
YOUR VOTE IS VERY IMPORTANT. We hope that you will attend the Annual Meeting. Whether or not you do, please cast your vote as soon as possible.
HOW TO VOTE:

VIRTUALLY	BY TELEPHONE	BY MAIL
Go to www.proxyvote.com	From the United States U.S. Territories and Canada: call 1-800-690-6903	If you received a paper copy of the proxy materials by mail: mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope
You may vote in advance of or during the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting. You may change your vote at any time. To vote your shares online, log on to www.proxyvote.com and enter your Control Number. If you attend the Annual Meeting virtually, please follow the instructions at www.virtualshareholdermeeting.com/BROS2023 to vote or submit questions during the meeting.
Dutch Bros Inc.| 2023 Proxy Statement | 3

DUTCH BROS INC.
2023 PROXY STATEMENT AND NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
TABLE OF CONTENTS

Page

COVER PAGE	1
LETTER TO STOCKHOLDERS	2

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING	3

GLOSSARY	5

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	7

BOARD OF DIRECTORS MATTERS	15

PROPOSAL 1: ELECTION OF DIRECTORS	15
Director Skills, Experience, and Background	21
Board Diversity	22

CORPORATE GOVERNANCE MATTERS	23

Composition of our Board of Directors	23
Board Leadership Structure	23
Role of the Board in Risk Oversight	23
Controlled Company Exemption	24
Director Nominations	24
Board Membership Criteria	25
Stockholder Engagement and Communications with the Board of Directors	25
Board Committees and Meetings	26
Director Compensation	30
Security Ownership of Certain Beneficial Owners and Management	32

AUDIT AND RISK COMMITTEE MATTERS	35

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
Audit and Related Fees	35
Report of the Audit and Risk Committee	36

EXECUTIVE COMPENSATION	37

Compensation Discussion and Analysis	37
Compensation Committee Report	41
Employment Arrangements	41
Summary Compensation Table	42
Outstanding Equity Awards at Fiscal Year-End	44
Stock Awards Vested	44
Potential Payments upon Termination or Change of Control	45
Pay versus Performance	48
PROPOSAL 3: SELECTION, ON AN ADVISORY BASIS, OF THE PREFERRED FREQUENCY OF STOCKHOLDER ADVISORY VOTES REGARDING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	52

OTHER MATTERS	54

Equity Compensation Plan Information	54
Transactions with Related Persons	54
Delinquent Section 16(a) Reports	58
Where to Find Additional Information	58

APPENDIX	59

GLOSSARY

As used in this 2023 proxy statement (this Proxy), the terms identified below have the meanings specified below unless otherwise noted or the context requires otherwise. References in this Proxy to “Dutch Bros,” the “Company,” “we,” “us” and “our” refer to Dutch Bros Inc. and its consolidated subsidiaries unless the context indicates otherwise.

TERM	DEFINITION
Annual Meeting	The 2023 Annual Stockholders’ Meeting of Dutch Bros Inc. to be held on May 16, 2023, at 2:00 p.m. Pacific Time.
Blocker Companies	Certain Pre-IPO Dutch Bros OpCo Unitholders that are taxable as corporations for U.S. federal income tax purposes.
Board or Board of Directors	The Board of Directors of Dutch Bros Inc.
Class A common stock	Class A Common Stock, par value $0.00001 per share, of Dutch Bros Inc.
Class B common stock	Class B Common Stock, par value $0.00001 per share, of Dutch Bros Inc.
Class C common stock	Class C Common Stock, par value $0.00001 per share, of Dutch Bros Inc.
Class D common stock	Class D Common Stock, par value $0.00001 per share, of Dutch Bros Inc.
Class A common units	Non-voting Class A Common Units of Dutch Bros OpCo, as defined in the Third LLC Agreement.
Class B voting units	Class B Voting Units of Dutch Bros OpCo, as defined in the Third LLC Agreement.
Class C voting units	Class C Voting Units of Dutch Bros OpCo, as defined in the Third LLC Agreement.
Co-Founder	Travis Boersma and affiliated entities over which he maintains voting control.
Common Units	Common Units of Dutch Bros OpCo, as defined in theThird LLC Agreement.
Continuing Members	The Co-Founder and the Sponsor.
Dutch Bros OpCo	Dutch Mafia, LLC, a Delaware limited liability company and direct subsidiary of Dutch Bros Inc.
Dutch Bros OpCo Units	Class A common units, Class B voting units and Class C voting units of Dutch Bros OpCo, each as further defined in the Third LLC Agreement, collectively.
Dutch Bros Tax Group	Dutch Bros Inc. or any member of its affiliated, consolidated, combined, or unitary tax group.
Exchange Act	The Securities Exchange Act of 1934, as amended.
Exchange Tax Receivable Agreement	The Tax Receivable Agreement (Exchanges) entered into by Dutch Bros Inc. with the Continuing Members, dated as of September 14, 2021.
FASB	Financial Accounting Standards Board.
IPO	Our Initial Public Offering of shares of Class A common stock.
Pre-IPO Blocker Holders	TSG7 A AIV VI Holdings-A, L.P. and DG Coinvestor Blocker Aggregator, L.P. or their assignees or successors pursuant to the terms of the Reorganization Tax Receivable Agreement.
Dutch Bros Inc.| 2023 Proxy Statement | 5

TERM	DEFINITION
Pre-IPO Dutch Bros OpCo Unitholders	Individuals and/or entities that held Common Units and/or Profits Interest Units immediately prior to the Reorganization Transactions.
Profits Interest Units and PIUs	PI Units of Dutch Bros OpCo, issued and outstanding immediately prior to the Reorganization Transactions.
Record Date	March 21, 2023.
QSR	Quick Service Restaurant.
Registration Rights Agreement	The Registration Rights Agreement entered into by Dutch Bros Inc. with the Continuing Members, dated as of September 17, 2021.
Reorganization Tax Receivable Agreement	Tax Receivable Agreement (Reorganization) entered into by Dutch Bros with the Pre-IPO Blocker Holders, dated as of September 14, 2021.
Reorganization Transactions
The transaction to implement our “Up-C” structure undertaken in connection with our IPO, as further described in our prospectus, filed pursuant to Rule 424(b)(4), (Registration No. 333- 258988) on September 14, 2021.

RSA	Restricted Stock Awards.
RSU	Restricted Stock Units.
SEC	United States Securities and Exchange Commission.
Securities Act	The Securities Act of 1933, as amended.
Sponsor	TSG Consumer Partners, L.P. and certain of its affiliates.
Stockholders Agreement	Stockholders Agreement of Dutch Bros Inc., dated as of September 17, 2021.
Tax Receivable Agreements and TRAs	The Exchange Tax Receivable Agreement and the Reorganization Tax Receivable Agreement.
Third LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of Dutch Bros OpCo, dated as of September 14, 2021.

Dutch Bros Inc.| 2023 Proxy Statement | 6

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting.
Q: Why are we providing these materials?
A: These materials are provided to you in connection with our Annual Meeting, which will take place on Tuesday, May 16, 2023, at 2:00 p.m. Pacific Time. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein.
We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 3, 2023, to all stockholders of record entitled to vote at the Annual Meeting.
Q: How do I attend the Annual Meeting?
A: In order to facilitate stockholder participation, the Annual Meeting will be held through a live webcast. You will not be able to attend the annual meeting in person. You, or your valid designated proxy, are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 21, 2023, the Record Date. To be admitted to the Annual Meeting virtually, you will need to visit www.virtualshareholdermeeting.com/BROS2023 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form (if you received a printed copy of the proxy materials), or in the email sending you the Proxy. If you are a beneficial stockholder, you should contact the bank, broker, or other institution where you hold your account in advance of the meeting if you have questions about obtaining your control number/proxy to vote.
Please note, virtual participation in the Annual Meeting is limited due to the capacity of the host platform. Access to the Annual Meeting will be accepted on a first come, first served basis, so we encourage you to log into the virtual meeting site in advance of the start time of the Annual Meeting. Online check-in will start approximately thirty minutes before the meeting May 16, 2023 at 2:00 p.m. Pacific Time.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares. We recommend that you submit your proxy card or voting instructions in advance of the Annual Meeting so that your vote will be counted even if you decide not to participate in the Annual Meeting. See below under “Q: How do I submit my vote?” for detailed instructions on how to submit your vote.
Q: Who can vote at the Annual Meeting?
A: Only stockholders of record at the close of business on the Record Date (March 21, 2023), will be entitled to vote at the Annual Meeting. On the Record Date, there were 45,663,528 shares of Class A common stock outstanding and entitled to vote, 64,699,136 shares of Class B common stock outstanding and entitled to vote, 41,056,429 shares of Class C common stock outstanding and entitled to vote, and 12,411,419 shares of Class D common stock outstanding and entitled to vote.
Dutch Bros Inc.| 2023 Proxy Statement | 7

Q: How do I submit my vote?
A: You may vote “For” or “Against” or abstain from voting for each of the nominees to the Board on which you are entitled to vote. For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, you may vote “For” or “Against” or abstain from voting. For the selection, on a non-binding, advisory basis, of the preferred frequency of stockholder advisory votes regarding compensation of our named executive officers, you may vote for “1 year,” “2 years,” “3 years” or abstain from voting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.
Voting Prior to the Annual Meeting:
To vote prior to the Annual Meeting until 8:59 p.m. Pacific Time on May 15, 2023, you may vote via the internet at www.proxyvote.com; by telephone; or by completing and returning your proxy card or voting instruction form, as described below:
•    To vote using the proxy card, simply complete, sign and date the proxy card that you receive with your proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•    To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials that you received for the Annual Meeting. Your telephone vote must be received by until 8:59 p.m. Pacific Time on May 15, 2023, to be counted.
•    To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials that you received for the Annual Meeting. For your vote to be counted in advance of the Annual Meeting, your internet vote must be received by until 8:59 p.m. Pacific Time on May 15, 2023.
Voting During the Annual Meeting:
To vote during the Annual Meeting, if you are a registered stockholder as of the Record Date and attending virtually, follow the instructions at www.virtualshareholdermeeting.com/BROS2023. You will need to enter the 16-digit Control Number found on your Notice of Internet Availability of Proxy Materials or in the email sending you the Proxy.
Q: What if I cannot find my Control Number?
A: If you cannot find your Control Number and you are the registered stockholder, please call the number listed on your Notice of Internet Availability of Proxy Materials. If you cannot find your Control Number and you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number prior to the Annual Meeting. If you are unable to locate your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.
Q: Will a list of stockholders of record as of the Record Date be available?
A: A list of our stockholders of record as of the close of business on the Record Date will be available for the ten days prior to the Annual Meeting at our headquarters at 110 SW 4th Street, Grants Pass, Oregon 97526. If you would like to view the list, please contact us to schedule an appointment during ordinary business hours by emailing investors@dutchbros.com.

Dutch Bros Inc.| 2023 Proxy Statement | 8

Q: Where can we get technical assistance?
A: If you have difficulty accessing the Annual Meeting, please call the number listed on the stockholder login page at www.virtualshareholdermeeting.com/BROS2023, where technicians will be available to help you.
Q: For the Annual Meeting, how do we ask questions of management and the Board?
A: We plan to have a Q&A session at the Annual Meeting and will include as many appropriate stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to the business of the Annual Meeting in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Stockholders may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/BROS2023.
Q: What information is contained in this Proxy?
A: This Proxy contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, and other required information.
Q: What proposals will be voted on at the Annual Meeting?
A: There are three proposals scheduled to be voted on at the Annual Meeting:
•    election of nine director nominees, seven of whom will be elected by the holders of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock, voting together as a single class, and two of whom will be elected by the holders of our Class C common stock, voting as a separate class, each to serve until our 2024 annual meeting of stockholders;
•    ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
•    selection, on a non-binding, advisory basis, of the preferred frequency of stockholder advisory votes regarding compensation of our named executive officers.
We will also consider other business that properly comes before the Annual Meeting.
Q: How does the Board recommend that I vote?
A: The Board recommends that you vote your shares “FOR” the election of each of the Board’s nominees.
The Board recommends that you vote your shares “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.
The Board recommends that you vote your shares for a preferred frequency of “ONE YEAR” for non-binding, stockholder advisory votes regarding compensation of our named executive officers.
Q: What shares can I vote?
A: You may vote all shares of common stock that you owned as of the close of business on the Record Date (March 21, 2023).
The holders of Class A common stock, Class B common stock, Class C common stock, and Class D common stock vote together as a single class, other than for the election of two directors designated by our Sponsor, where the holders of Class C common stock will vote as a separate class (in accordance with our amended and restated certificate of incorporation and our Stockholders Agreement, as described herein in the section titled “Other Matters—Transactions with Related Persons—Stockholders Agreement”).

Dutch Bros Inc.| 2023 Proxy Statement | 9

You have one vote for each share of Class A common stock, ten votes for each share of Class B common stock, three votes for each share of Class C common stock, and three votes for each share of Class D common stock you owned as of the Record Date (March 21, 2023). Holders of outstanding shares of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock will vote as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law or pursuant to the terms of our amended and restated certificate of incorporation. As of the Record Date (March 21, 2023), there were 45,663,528 shares of Class A common stock outstanding, 64,699,136 shares of Class B common stock outstanding, 41,056,429 shares of Class C common stock outstanding, and 12,411,419 shares of Class D common stock outstanding, all of which are entitled to be voted at the Annual Meeting.
Q: What is the difference between being a registered stockholder and a beneficial owner?
A: Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a registered stockholder and a beneficial owner.
Registered Stockholder: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the registered stockholder, and these proxy materials are being sent directly to you. As the registered stockholder, you have the right to grant your voting proxy directly to us and to vote at the Annual Meeting.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the registered stockholder. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the registered stockholder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice of Internet Availability of Proxy Materials.
Q: Can I change my vote or revoke my proxy?
A: Yes, you can change your proxy instructions at any time before the vote at the Annual Meeting, by:
For Registered Stockholders (shares registered in your own name):
•    Entering a new vote online;
•    Entering a new vote by telephone;
•    Mailing a written notice of revocation to our Corporate Secretary at our address below, or
•    Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions.
For Beneficial Owners (shares registered in the name of broker or bank):
•If your shares are held by your broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.
Q: What constitutes a quorum?
A: A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of the outstanding shares of stock as of the Record Date who are entitled to vote at the Annual Meeting and present in person, by remote communication, or represented by proxy duly authorized at the Annual Meeting, shall constitute a quorum. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining a quorum. As of the Record Date (March 21, 2023),
Dutch Bros Inc.| 2023 Proxy Statement | 10

there were 45,663,528 shares of Class A common stock outstanding, with one vote per share, 64,699,136 shares of Class B common stock outstanding, with ten votes per share, 41,056,429 shares of Class C common stock outstanding, with three votes per share, and 12,411,419 shares of Class D common stock outstanding, with three votes per share, all of which are entitled to be voted at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority (in voting power) of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
Q: What is a broker non-vote?
A: If you hold shares beneficially in street name and do not provide your broker with specific voting instructions, your shares may constitute “broker non-votes.” Under the rules of the New York Stock Exchange (NYSE), brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without your specific instruction. Broker non-votes are counted for quorum purposes but not in counting votes cast for, or entitled to vote on, a proposal.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the materials you receive from your broker, bank, or other nominee.
Q: What is a proxyholder?
A: We are designating Charles L. Jemley, our Chief Financial Officer, and Victoria Tullett, our Chief Legal Officer and Corporate Secretary, to hold and vote all properly tendered proxies. If you have indicated a vote, they will so vote. If you have left a vote blank, they will vote as the Board recommends.
While we do not expect any other business to come up for vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxyholders will vote in their discretion for an alternative nominee.
Q: What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
A: You may receive more than one Notice of Internet Availability of Proxy Materials, if, for example, you hold your shares in more than one name or in different brokerage accounts. You must vote based on the instructions in each Notice of Internet Availability of Proxy Materials separately.
Q: How are votes counted?
A: Broadridge Financial Solutions, Inc., has been appointed to be the inspector of elections, to act at the meeting, to make a written report thereof, to take charge of the polls, and to make a certificate of the result of the vote taken.
Nine director nominees are to be elected at the Annual Meeting. The holders of Class A common stock, Class B common stock, Class C common stock, and Class D common stock, voting together as a single class, are entitled to elect seven members of the Board. The holders of Class C common stock, voting as a separate class, are entitled to elect two members of the Board. Our stockholders do not have any right to vote cumulatively in any election of directors. Directors elected by the holders of the Class A common
Dutch Bros Inc.| 2023 Proxy Statement | 11

stock, Class B common stock, Class C common stock, and Class D common stock must receive “For” votes from the holders of a majority of votes present virtually or represented by proxy and entitled to vote on the matter (i.e., the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” that nominee’s election). Directors elected by the holders of Class C common stock must receive “For” votes from the holders of a majority of Class C common stock votes present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have no effect.
To be approved, Proposal No. 2, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, must receive “For” votes from the holders of a majority of votes present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
To be approved, Proposal No. 3, selection, on a non-binding, advisory basis, of the preferred frequency of stockholder advisory votes regarding compensation of our named executive officers, a single frequency must receive votes from the holders of a majority of votes present virtually or represented by proxy and entitled to vote on the matter. Because there are multiple frequency options presented, it is possible that no frequency will receive a majority. In such case, we will consider the frequency option that received the most votes present virtually or represented by proxy and entitled to vote on the matter to be the frequency selected. If you “Abstain” from voting, it will have no effect.
We will announce preliminary results at the meeting and publish final voting results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the end of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Q: Is my vote confidential?
A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Dutch Bros or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board.
Q: Who bears the cost of soliciting votes for the Annual Meeting?
A: We bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. The solicitation of proxies or votes may be made in person, by telephone, and by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. In addition, we may reimburse brokerages and other entities that represent beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.
Q: How can I submit a stockholder proposal or director nomination for next year’s annual meeting?
A: Stockholders may present proper proposals for inclusion in our proxy statement for next year and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner.
For a stockholder proposal or director nomination to be considered for inclusion in our proxy materials for next year’s annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices at the corporate address provided below not later than December 5, 2023. In the event that we hold next year’s annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting (i.e., before April 16, 2024, or after June 15, 2024), notice of a stockholder proposal must be received by our Corporate Secretary a reasonable time before we begin to print and send our proxy materials. In addition, stockholder proposals must comply with the requirements of Rule
Dutch Bros Inc.| 2023 Proxy Statement | 12

14a-8 under the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
If a stockholder wishes to submit a nomination or proposal, which will not be included in our proxy materials, for consideration at next year's annual meeting, our amended and restated bylaws establish an advance notice procedure. Pursuant to our amended and restated bylaws, the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for next year’s annual meeting, our Corporate Secretary must receive the written notice at our principal executive offices at the corporate address provided below:
•not earlier than the close of business on January 17, 2024 (120 days before the anniversary of this year’s Annual Meeting); and
•not later than the close of business on February 16, 2024 (90 days before the anniversary of this year’s Annual Meeting).
In the event that we hold next year’s annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement next year must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Dutch Bros’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2024.
Q: Can I recommend director candidates directly to Dutch Bros?
A: Yes, our Board will consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated bylaws.
Q: Can I communicate with the Board?
A: Yes, any stockholder or other interested party may write to the Board at our address below or by email at investors@dutchbros.com.
Q: What is your corporate address for notice and Board communication purposes?
Dutch Bros, Inc.
Attention: Corporate Secretary
110 SW 4th Street
Grants Pass, Oregon 97526

Dutch Bros Inc.| 2023 Proxy Statement | 13

Q: What should I do if my household receives one copy of proxy materials and I need an additional copy?
A: We have adopted a procedure called "householding," which is approved by the SEC and permits the delivery of a single Notice of Internet Availability of Proxy Materials and, if applicable, one copy of the proxy materials, to multiple stockholders sharing an address. Stockholders who participate in householding will continue to access and receive separate proxy cards. If one Notice of Internet Availability of Proxy Materials or set of other proxy materials is delivered to two or more stockholders who share an address, upon written or oral request we will promptly deliver a separate copy of such materials to a stockholder at a shared address. Please contact our agent using the information provided on the Notice of Internet Availability of Proxy Materials, or us at our offices at the address above, if you wish to receive a separate copy of any proxy materials, or if one household that is currently receiving multiple copies wishes to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions Inc. by calling their toll free number, 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, NY 11717, Attention: Householding Department. If in the future you wish to receive separate copies of our proxy materials, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our office at the address above.
Dutch Bros Inc.| 2023 Proxy Statement | 14

BOARD OF DIRECTORS MATTERS

PROPOSAL 1: ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. We currently have nine directors with no vacancies. There are nine nominees for director this year, seven of whom will be elected by the holders of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock, voting together as a single class, and two of whom will be elected by the holders of our Class C common stock, voting as a separate class. Directors are elected annually by a majority of eligible votes cast on each director’s election. if you “Abstain” from voting, it will have no effect. This matter is non-routine, thus, if you hold your shares in street name, your broker may not vote your shares for you.
Our amended and restated certificate of incorporation and our amended and restated bylaws permit our Board to establish the authorized number of directors from time to time by resolution. Our amended and restated certificate of incorporation permits the holders of our Class C common stock, voting as a separate class, to elect up to two members to the Board subject to certain limitations set forth therein. We have also entered into the Stockholders Agreement with investment funds affiliated with our Sponsor which provides that investment funds affiliated with our Sponsor will have the right to designate up to two of the directors serving on our Board. See “Other Matters—Transactions with Related Persons—Stockholders Agreement.”
All of the directors were last elected as members of our Board at our 2022 annual meeting of stockholders, with the exception of Ann M. Miller, who was appointed to our Board in August 2022. Each of the nominees listed below is currently a director of Dutch Bros. If elected at the Annual Meeting, each of these nominees would serve until the 2024 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is Dutch Bros’ policy to encourage directors and nominees for director to attend the Annual Meeting. Vacancies and newly created directorships on the Board will be filled as provided in the amended and restated certificate of incorporation, except as otherwise required by applicable law.

RECOMMENDATION OF THE BOARD
☑
The Board of Directors recommends that you vote “FOR” the election of each of the following director nominees for the class or classes of common stock that you hold.
Dutch Bros Inc.| 2023 Proxy Statement | 15

Nominees to elected by the holders of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock:

Travis Boersma Co-founder and Executive Chairman of the Board	Age: 52

Skills & Expertise: •Industry Experience •Brand Marketing Experience •Operations & Distribution Experience •Senior Leadership Experience	Committees: None

Classes of Common Stock to Elect: Class A, B, C, and D common stock

Mr. Boersma is our Co-Founder and has served as our Executive Chairman since August 2021 and as the Executive Chairman of Dutch Bros OpCo since February 2021. Prior to serving as our Executive Chairman, he served as the Chief Executive Officer of Dutch Bros OpCo from February 2019 to February 2021. Mr. Boersma has led us as Co-Founder since 1992. Mr. Boersma attended Southern Oregon University. We believe that Mr. Boersma’s experience as our co-Founder and his industry knowledge, as well as his leadership experience, make him an appropriate member of our Board.

Jonathan “Joth” Ricci Chief Executive Officer and Director	Age: 55

Skills & Expertise: •Industry Experience •Brand Marketing Experience •Operations & Distribution Experience •Public Company Board Experience •Senior Leadership Experience	Committees: None

Classes of Common Stock to Elect: Class A, B, C, and D common stock

Mr. Ricci has served as our Chief Executive Officer and a member of our board of directors since August 2021, our President from August 2021 to February 2023, the Chief Executive Officer of Dutch Bros OpCo since February 2021, and the President of Dutch Bros OpCo from January 2019 to February 2023. Since January 2020, Mr. Ricci has served as Chairman of the board of directors of Dutch Bros Foundation, our philanthropic arm. From April 2017 to January 2019, he served as President and Chief Executive Officer of Adelsheim Vineyard. From February 2013 to April 2017, Mr. Ricci served as President of Stumptown Coffee Roasters, a coffee company. In addition to his senior management experience, Mr. Ricci has served on various boards of directors in the beverage industry and civic organizations since January 2012. Mr. Ricci received a B.S. in Business Education from Oregon State University. We believe Mr. Ricci’s leadership experience and knowledge of our industry make him an appropriate member of our Board.

Dutch Bros Inc.| 2023 Proxy Statement | 16

Shelley Broader Director	Age: 58

Skills & Expertise: •Financial/Capital Allocation Experience •Operations & Distribution Experience •Public Company Board Experience •Senior Leadership Experience	Committees: Audit and Risk (Chair)

Classes of Common Stock to Elect: Class A, B, C, and D common stock

Ms. Broader has served as a member of our Board since August 2021. Ms. Broader served as Chief Executive Officer and President of Chico’s FAS, Inc., a fashion retailer, from December 2015 to April 2019. Prior to this, Ms. Broader served as Executive Vice President at Walmart Inc. (NYSE: WMT), a multinational retail company, from 2009 to November 2015 in various executive roles, including as President and Chief Executive Officer of the Walmart Europe, Middle East, and Sub-Saharan Africa region from July 2014 to October 2015, President and Chief Executive Officer of Walmart Canada Corp. from September 2011 to May 2014, Chief Merchandising Officer of Walmart Canada Corp. from 2010 to 2011, and Senior Vice President for Sam’s Club (a division of Walmart) from 2009 to 2010. In addition, Ms. Broader served as President and Chief Operating Officer for Michaels Stores, Inc. from 2008 to 2009, President and Chief Operating Officer for Sweetbay Supermarket from 2003 to 2008, and Senior Vice President and in various executive roles for Hannaford Bros Co. from 1991 to 2003. Ms. Broader previously served on the board of directors of Chico’s FAS, Inc. (NYSE: CHS) from December 2015 to April 2019 and Raymond James Financial, Inc. (NYSE: RJF) from February 2008 to February 2020. Ms. Broader is a member of the board of directors of Inspire Medical Systems, Inc. (NYSE: INSP) and Loblaw Companies Ltd. (TSX:L), IFCO Systems, and the Moffitt Cancer Center’s National Board of Advisors. Ms. Broader holds a B.A. from Washington State University. We believe Ms. Broader’s C-suite leadership experience at a multitude of leading multinational brands make her an appropriate member of our Board.

Thomas Davis Director	Age: 45

Skills & Expertise: •Financial/Capital Allocation Experience •Senior Leadership Experience	Committees: Compensation (Chair)

Classes of Common Stock to Elect: Class A, B, C, and D common stock

Mr. Davis has served as a member of our Board since August 2021 and a member of the board of managers for Dutch Bros OpCo since October 2018. Since January 2023, Mr. Davis has served as a Partner of Brown Brothers Harriman & Co. (BBH), a privately owned financial services firm, where he oversees the New York, Latin America, and Chicago Private Banking offices, and where he previously served as a Managing Director since October 2012. Mr. Davis also serves as a member of the Private Banking Oversight Committee and the Private Banking Investment Oversight Committee. From July 2007 to August 2012, he served as a Vice President in the Investment Management division of The Goldman Sachs Group, Inc., a publicly-traded global investment banking, securities and investment management firm. Mr. Davis received an M.B.A. from the Mendoza College of Business at the University of Notre Dame and a B.B.A. from the University of San Diego. We believe that Mr. Davis’s extensive leadership experience and expertise in strategy, finance, and management make him an appropriate member of our Board.
Dutch Bros Inc.| 2023 Proxy Statement | 17

Kathryn George Director	Age: 58

Skills & Expertise: •Financial/Capital Allocation Experience •Senior Leadership Experience	Committees: Audit and Risk

Classes of Common Stock to Elect: Class A, B, C, and D common stock

Ms. George has served as a member of our Board since August 2021 and a member of the board of managers for Dutch Bros OpCo since October 2018. Since January 1, 2008, Ms. George has served as a Partner of BBH, a privately owned financial services firm, where she has worked for 37 years. Prior to assuming a leadership role in BBH’s Private Banking business in 2015, she served as Chief Administrative Officer for over five years with responsibility for Global Audit, Risk, Compliance, Human Resources, and the Office of General Counsel. Ms. George currently serves as Chair of the Private Banking Investment Oversight Committee, Co-Chair of the Global Inclusion Council, and as a member of the Private Banking Oversight Committee, the Capital Partners Investment and Valuation Committee, and the Governance Risk and Compliance Committee. She is also on the board of the Brown Brothers Harriman Trust Company NA and the Brown Brothers Harriman Trust Company (Cayman) Limited. Since joining Brown Brothers Harriman & Co. in August 1986, she previously served in multiple positions, including Head of Merchant Banking and of Equity, Sales, Research, and Trading. Since September 2016, Ms. George has served as a member of the board of directors of Haven Behavioral Healthcare, Inc., a healthcare company. Since 2014, she has served as a trustee and member of the Governance Committee of Trinity College. Since 2012, Ms. George has served as Chairman of the Board of Trustees of the Gillen Brewer School. She is a former Member of the Executive Committee of the Episcopal High School in Alexandria, Virginia, where she chaired the Investment Committee. Ms. George received a B.A. in Economics from Trinity College where she was elected to Phi Beta Kappa. We believe that Ms. George’s extensive leadership experience and expertise in strategy, finance and management make her an appropriate member of our Board.
Dutch Bros Inc.| 2023 Proxy Statement | 18

Stephen Gillett Director	Age: 47

Skills & Expertise:
•Financial/Capital Allocation Experience
•Brand Marketing Experience
•Operations & Distribution Experience
•Technology Experience
•Public Company Board Experience
•Senior Leadership Experience
Committees: Audit and Risk

Classes of Common Stock to Elect: Class A, B, C, and D common stock

Mr. Gillett has served as a member of our Board since December 2021. Since January 2023, Mr. Gillett has served as Chief Executive Officer of Verily Life Sciences LLC (formerly, Google Life Sciences), a life sciences and technology company, where he previously served as Chief Operating Officer from November 2020 to January 2023, and as Executive Advisor from May 2020 to November 2020. Since June 2019, Mr. Gillett has served as Advisor of X Development, LLC (formerly, GoogleX), a research and development company, and since December 2016, Mr. Gillett has served as an Advisor of GV (formerly, Google Ventures) a venture capital investment company. From September 2019 to May 2020, Mr. Gillett served as Executive Advisor to the CEO of Alphabet Inc. (NASDAQ: GOOGL, GOOG), a multinational technology conglomerate holding company, and its subsidiary, Google LLC. From March 2017 to October 2021, Mr. Gillett served as Chief Executive Officer of Chronicle, a cybersecurity company that he co-founded that was later acquired by Google Cloud in June 2019. Since June 2020, Mr. Gillett has served as a member of the board of directors of Discord Inc., a communication company focused on developing an online voice, video, and text communication platform, where he also serves as Chair of the Nominating and Governance Committee. From March 2015 to May 2017, Mr. Gillett served as a member of the board of directors of Chipotle Mexican Grill, Inc. (NYSE: CMG), a multinational fast casual restaurant company, where he also served as a member of the Audit and Nominating and Governance Committees. Mr. Gillett also served as member of the board of directors of Symantec Corporation from 2011 to 2012, where he also served as EVP, and Chief Operating Officer from December 2012 to July 2015 prior to its acquisition by Broadcom, Inc. Mr. Gillett received an M.B.A. from San Francisco State University and a B.S. from the University of Oregon. We believe that Mr. Gillett’s extensive leadership experience and expertise in technology, retail, strategy, and management make him an appropriate member of our Board.
Dutch Bros Inc.| 2023 Proxy Statement | 19

Ann M. Miller Director	Age: 48

Skills & Expertise: •Financial/Capital Allocation Experience •Brand Marketing Experience •Operations & Distribution Experience •Senior Leadership Experience	Committees: Audit and Risk

Classes of Common Stock to Elect: Class A, B, C, and D common stock

Ms. Miller has served as a member of our Board since August 2022. Since February 2022, Ms. Miller has served as Executive Vice President and Chief Legal Officer of NIKE, Inc. (NYSE: NKE), a multinational athletic footwear, apparel, equipment, and services corporation. She has previously served for more than 15 years in various other roles at NIKE, most recently as Vice President, Corporate Secretary and Chief Ethics & Compliance Officer from November 2016 to February 2022. Ms. Miller is a practicing attorney and a member of the bar in New York, California, District of Columbia, and Oregon. She received a J.D. summa cum laude from University of Arizona College of Law and a B.A. in History from Smith College. We believe her extensive experience in advising public companies on business, securities, and corporate governance matters make her an appropriate member of our Board.
Nominees to elected by the holders of our Class C common stock:

Charles Esserman Director	Age: 64

Skills & Expertise: •Industry Experience •Public Company Board Experience •Senior Leadership Experience	Committees: None

Class of Common Stock to Elect: Class C common stock

Mr. Esserman has served as a member of our Board since August 2021 and a member of the board of managers for Dutch Bros OpCo since October 2018. Mr. Esserman serves as the Chief Executive Officer of TSG Consumer Partners, L.P., a private equity firm specializing in the consumer products industry that he co-founded in 1987. He also serves as Chair of the Investment Committee. Since October 2016, he has served as a member of the board of directors of Duckhorn Portfolio, Inc., a luxury wine company (NYSE: NAPA). From November 2012 to November 2017, Mr. Esserman served as a member of the board of directors of Planet Fitness, Inc., a company focused on franchising and operating fitness centers (NYSE: PLNT). From July 2012 to January 2018, he served on the Board of Trust of Vanderbilt University. Mr. Esserman received an M.B.A. from Stanford University and a B.S., with top honors, in Computer Science Engineering from the Massachusetts Institute of Technology. We believe that Mr. Esserman’s extensive experience in portfolio investments and consumer brands make him an appropriate member of our Board.
Dutch Bros Inc.| 2023 Proxy Statement | 20

Blythe Jack Director	Age: 48

Skills & Expertise: •Brand Marketing Experience •Senior Leadership Experience	Committees: Compensation

Class of Common Stock to Elect: Class C common stock

Ms. Jack has served as a member of our Board since August 2021 and a member of the board of managers for Dutch Bros OpCo since October 2018. From 2011 to January 2023, Ms. Jack served at TSG Consumer Partners, L.P., a private equity company, most recently as Managing Director and a member of the Investment Committee. Since April 2017, she has served as a member of the board of directors of BrewDog plc, a global independent craft brewing company. Since July 2015, she has served as a member of the board of directors of Backcountry.com, LLC, a retail company specializing in outdoor gear and apparel. From June 2016 to March 2021, Ms. Jack served as a member of the board of directors of Canyon Bicycles GmbH, a direct-to-consumer bicycle company. From April 2014 to December 2020, she served as a member of the board of directors of SweetWater Brewing Company, a craft brewing company. From July 2018 to February 2020, Ms. Jack served as a member of the board of directors of Prive Goods, LLC, a designer eyewear company. From October 2012 to August 2016, she served as a member of the board of directors of IT Cosmetics, LLC, a beauty company. Prior to joining TSG Consumer Partners, L.P., Ms. Jack served as a Managing Director of Rosewood Capital, LP, a private equity company. Ms. Jack received a B.A., with honors, in Communication Studies from Vanderbilt University. We believe that Ms. Jack’s extensive experience in portfolio investments and consumer brands and expertise in strategy and management make her an appropriate member of our Board.
Director Skills, Experience, and Background
Listed below are the skills and experience that we consider important for our directors in light of our current business and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list.
Industry Experience
As a high growth operator and franchisor of drive-thru beverage shops, we seek directors who have sufficient knowledge and experience in the consumer products, retail, food, and beverage industries, which is useful in understanding our product development, offerings, and growth strategies.
Financial/Capital Allocation Experience
We believe it is important that we have directors with senior financial leadership experience at large organizations and/or financial equity firms who are experienced in allocating capital to aide our success.
Brand Marketing Experience
We believe it is important for our directors to have brand marketing experience because of the importance of image and reputation in the beverage business as we continue to expand our footprint to become a recognized and respected brand.
Operations & Distribution Experience
As we continue our growth strategy of expansion to new markets, we believe it is important for our directors to have experience in large organization operations and varying distribution channels.
Dutch Bros Inc.| 2023 Proxy Statement | 21

Technology Experience
As we continue our growth strategy of expansion to new markets, and providing a unique experience to our customers, the level of technology resources and infrastructure we use becomes more essential. We believe it is important to have directors with technological expertise to provide insight and perspective on these advancements.
Public Company Board Experience
Directors that have served on other public company boards offer diverse perspectives with regards to board dynamics and operations, relationships between the board and Dutch Bros Inc. management, and other matters.
Senior Leadership Experience
We believe that it is important for our directors to have senior leadership experience, as they are uniquely positioned to contribute practical insight into business strategy and operations, and support the achievement of strategic priorities and objectives.

	Travis Boersma	Jonathan “Joth” Ricci	Shelley Broader	Thomas Davis	Kathryn George	Stephen Gillett	Ann M. Miller	Charles Esserman	Blythe Jack
Industry Experience	✓	✓						✓
Financial/Capital Allocation Experience			✓	✓	✓	✓	✓
Brand Marketing Experience	✓	✓				✓	✓		✓
Operations & Distribution Experience	✓	✓	✓			✓	✓
Technology Experience						✓
Public Company Board Experience		✓	✓			✓		✓
Senior Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Board Diversity
Dutch Bros Inc.| 2023 Proxy Statement | 22

CORPORATE GOVERNANCE MATTERS

Composition of Our Board of Directors
Our business and affairs are managed under the direction of our Board. Our amended and restated certificate of incorporation and our amended and restated bylaws permit our Board to establish the authorized number of directors from time to time by resolution. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation, or removal.
Our amended and restated certificate of incorporation permits the holders of the Class C common stock, voting as a separate class, to elect up to two members to the Board subject to certain limitations set forth therein. In connection with our IPO, we entered into the Stockholders Agreement with investment funds affiliated with our Sponsor governing certain designation rights with respect to our Board following our IPO. Pursuant to the terms of the Stockholders Agreement, investment funds affiliated with our Sponsor have the right to designate up to two of the directors serving on our Board. See “Other Matters—Transactions with Related Persons—Stockholders Agreement.”
Board Leadership Structure
The positions of Executive Chairman of the Board and Chief Executive Officer are presently separated with Mr. Boersma serving as our Executive Chairman and Mr. Ricci serving as our Chief Executive Officer. We believe this arrangement at this time allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Executive Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our amended and restated bylaws and corporate governance guidelines, which do not require that our Executive Chairman and Chief Executive Officer positions be separate, allow our Board to determine the board leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business, our senior executive personnel, and other factors.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of Dutch Bros’ risk management processes. The Board and Audit and Risk Committee of the Board administer risk oversight functions to address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including determining the nature and level of risk appropriate for us. Our Audit and Risk Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the guidelines and policies governing the process by which risk assessment and management is undertaken. The Audit and Risk Committee monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. The Audit and Risk Committee is also responsible for overseeing cybersecurity risk management, and, to that end, the committee periodically reviews and discusses with management risks relating to data privacy, technology, and information security, including cybersecurity and backup of information systems, and the steps we have taken to monitor and control such risks.
Dutch Bros Inc.| 2023 Proxy Statement | 23

Our Audit and Risk Committee monitors the effectiveness of our Code of Business Conduct and Ethics, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of our risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Controlled Company Exemption
As of March 21, 2023, our Co-Founder beneficially owned approximately 75.8% of the combined voting power of our issued and outstanding Class A common stock, Class B common stock, Class C common stock, and Class D common stock. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (i) that a majority of our Board consist of independent directors, (ii) that our Board have a compensation committee that consists entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (iii) that our director nominations be made, or recommended to our full Board, by our independent directors or by a nominations committee that consists entirely of independent directors and that we adopt a written charter or board resolution addressing the nomination process. We have elected to take advantage of the “controlled company” governance standards. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.
Consistent with the foregoing, our Board has determined that Shelley Broader, Charles Esserman, Stephen Gillett, Blythe Jack, and Ann M. Miller each meet the independence requirements set forth in the NYSE listing standards and that none of the foregoing have a relationship with Dutch Bros which, in the opinion of the Board, would interfere with the exercise of sound judgment in carrying out the responsibilities of a director. In addition, our Board has determined that Travis Boersma, Jonathan Ricci, Thomas Davis, and Katheryn George do not meet the independence requirements set forth in the NYSE listing standards because of Messers Boersma and Ricci’s employment by Dutch Bros and Mr. Davis and Ms. George’s affiliation with BBH, which provides banking services to certain officers of Dutch Bros. In making these determinations, our Board considered the current and prior relationships that each director has with Dutch Bros and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Other Matters—Transactions with Related Persons—Stockholders Agreement.”
Director Nominations
As a controlled company, we do not have a standing nominating committee. Our Board is responsible for nominating members for election to the Board by the Company’s stockholders, subject to the Stockholders Agreement, as described herein in the section titled “Other Matters—Transactions with Related Persons—Stockholders Agreement.” As there is no standing nominating committee, we do not have a nominating committee charter in place.
Dutch Bros Inc.| 2023 Proxy Statement | 24

Our Board will consider director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by our Board to become nominees for election to the Board may do so by delivering a written recommendation to our Board at the following address: Dutch Bros Inc., 110 SW 4th Street, Grants Pass, Oregon 97526, Attention: Corporate Secretary, in accordance with the timeline outlined in the section titled “How can I submit a stockholder proposal or director nomination for next year’s annual meeting?” under the heading “Questions and Answers About the Proxy Materials and the Annual Meeting.” Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In general, in identifying and evaluating nominees for director, our Board considers the board membership criteria further described below. Our Board does not intend to alter the manner in which it evaluates candidates, including the criteria set forth below, based on whether or not the candidate was recommended by a stockholder.
When evaluating director nominees, in the case of incumbent directors whose terms of office are set to expire, our Board reviews these directors’ overall service to Dutch Bros during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Board uses its resources to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board also meets to discuss and evaluate the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Board Membership Criteria
Our Board believes director candidates should have certain qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates, our Board also considers factors such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in his or her field, (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly-held company; (vi) having a diverse personal background, perspective, and experience; (vii) requirements of applicable law; and (viii) having the commitment to rigorously represent the long-term interests of Dutch Bros’ stockholders. Our Board reviews candidates for director nomination in the context of our current composition of the Board, the operating requirements of Dutch Bros, and the long-term interests of our stockholders. In conducting this assessment, our Board considers various factors, including, but not limited to, independence, age, diversity (including race, ethnicity, sexual orientation, gender identity, gender expression, age, education, country of origin, and cultural background) and status as a member of an underrepresented community, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry. As part of its periodic self-evaluation, the Board assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates.
Stockholder Engagement and Communications With the Board of Directors
We consider our relationships with our stockholders to be a high priority. We recognize that stockholders can have divergent interests and different views on our practices, objectives, and time horizons. To ensure that our Board and management have an opportunity to listen to and understand the varying perspectives of our stockholders, members of the management team and the Board intend to engage in ongoing dialogues with stockholders.
Dutch Bros Inc.| 2023 Proxy Statement | 25

Stockholders and other interested parties who wish to communicate with the Board or any individual director may do so by sending written communications addressed to the Board or such director by email to investors@dutchbros.com or by mail to the following address:
Dutch Bros, Inc.
Attention: Corporate Secretary
110 SW 4th Street
Grants Pass, Oregon 97526
Our Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile or threatening or is similarly inappropriate.
Board Committees and Meetings
The Board met six times during 2022. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.
Typically, in conjunction with the regularly scheduled meetings of the Board, the independent directors meet in executive sessions outside the presence of management. These executive sessions have been chaired by Shelley Broader.
The following table summarizes the current membership of each of the Board’s committees and the number of meetings held by each committee during the year ended December 31, 2022.

	Audit and Risk Committee	Compensation Committee
Travis Boersma*
Jonathan “Joth” Ricci
Shelley Broader**	■
Thomas Davis		■
Charles Esserman
Kathryn George
Stephen Gillett**	☐
Blythe Jack		☐
Ann M. Miller	☐
Number of meetings held in 2022	9	5
*    Executive Chairman of the Board
**    Financial expert
■    Committee chair
☐    Committee member
Dutch Bros Inc.| 2023 Proxy Statement | 26

Audit and Risk Committee
Our Audit and Risk Committee consists of Shelley Broader, Stephen Gillett, and Ann M. Miller. Each member of our Audit and Risk Committee satisfies the independence requirements set forth in Section 303A.02 of the NYSE listing standards and the requirements set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act. Each member of our Audit and Risk Committee can read and understand fundamental financial statements and satisfies the heightened sophistication requirement of the NYSE listing standards. The chair of our Audit and Risk Committee is Ms. Broader. Our Board has determined that Ms. Broader and Mr. Gillett are each an “audit committee financial expert” within the meaning of SEC regulations. In arriving at these determinations, our Board has examined each Audit and Risk Committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The principal duties and responsibilities of our Audit and Risk Committee include, among other things:
•hiring and selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•overseeing accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of our financial statements;
•helping to maintain and foster an open avenue of communication between management, the internal audit group, and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•overseeing the design, implementation, organization, and performance of our internal audit function;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit and Risk Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. The Board has adopted a written Audit and Risk Committee charter and it is available to stockholders on our website at https://investors.dutchbros.com/governance.
Dutch Bros Inc.| 2023 Proxy Statement | 27

Compensation Committee
Our Compensation Committee consists of Thomas Davis and Blythe Jack. The chair of our Compensation Committee is Mr. Davis. Ms. Jack satisfies the independence requirements set forth in Section 303A.02 of the NYSE listing standards and the requirements set forth in Rule 10C-1(b)(1)(ii) promulgated under the Exchange Act. We rely on the “controlled company” exemption to the NYSE corporate governance standard that requires a compensation committee consisting entirely of independent directors, and Mr. Davis does not satisfy the independence requirements set forth in the NYSE listing standards. We do not believe our reliance on the “controlled company” exemption will materially adversely affect the ability of our Compensation Committee to act independently and to satisfy the other requirements of the NYSE listing standards or rules promulgated under the Exchange Act.
The principal duties and responsibilities of our Compensation Committee include, among other things:
•approving the retention of compensation consultants and outside service providers and advisors;
•reviewing and approving, or recommending that our Board approves, the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers, including evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;
•reviewing and recommending to our Board the compensation of our directors;
•administering our equity and non-equity incentive plans;
•reviewing our practices and policies of employee compensation as they relate to alignment of incentives;
•reviewing and evaluating succession plans for the executive officers;
•reviewing and approving, or recommending that our Board approves, incentive compensation and equity plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. The Board has adopted the written Compensation Committee charter and it is available to stockholders on our website at https://investors.dutchbros.com/governance.
Compensation Committee Processes and Procedures
The Compensation Committee meets at least quarterly. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with our Chief Administrative Officer, Chief Legal Officer, and the Semler Brossy Consulting Group (Semler Brossy), the Compensation Committee’s independent compensation consultant. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. Our officers may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding management compensation or individual performance objectives, except for the Chief Executive Officer who may participate in conversations about executive pay other than their own pay.
Dutch Bros Inc.| 2023 Proxy Statement | 28

The charter of the Compensation Committee permits delegation of certain of the Compensation Committee’s authority to the Chair and/or one or more subcommittees consisting of members of the Board to the extent allowed under applicable law and the NYSE listing standards. The charter of the Compensation Committee also grants the Compensation Committee full access to all of our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select or receive advice from a compensation consultant, legal counsel, or other adviser.
During 2022, the Compensation Committee engaged Semler Brossy as an independent compensation consultant. As needed, Semler Brossy provides various policy reviews and recommendations to inform the Compensation Committee’s discussions and decisions. Semler Brossy meets with the Compensation Committee in executive session, upon request, in support of the Compensation Committee’s responsibilities. The Compensation Committee makes recommendations as needed to the Board to approve certain matters.
Compensation Committee Interlocks and Insider Participation
During 2022, the Compensation Committee consisted of Thomas Davis (chair) and Blythe Jack. None of the members of our Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Code of Ethics
Our Code of Business Conduct and Ethics applies to all of our employees, officers, and directors. This includes our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics, as most recently amended in December 2022, may be viewed on the investors relations portion of our website at https://investors.dutchbros.com/governance. We intend to satisfy the disclosure requirements under Item 5.05 of the SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the website address and location specified above.
Corporate Governance Guidelines
In August 2021, the Board documented the governance practices followed by Dutch Bros by adopting Corporate Governance Guidelines, as most recently amended in December 2022, to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at the investor relations section of our website at https://investors.dutchbros.com/governance.
Dutch Bros Inc.| 2023 Proxy Statement | 29

Prohibitions on Margin Accounts, Pledging Shares, Hedging, and Other Speculation
Our Insider Trading Policy, adopted in August 2021 and most recently amended in February 2022, prohibits our employees, directors, and our designated consultants who know or have access to material information regarding Dutch Bros or Dutch Bros OpCo that has not been fully disclosed to the public from:
•purchasing Company common stock on margin or holding it in a margin account at any time;
•pledging Company common stock as collateral for a loan;
•hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds; or
•trading in derivative securities related to Dutch Bros Class A common stock, which include publicly traded call and put options or engaging in short selling of our Class A common stock at any time.
Director Compensation
Director Compensation for 2022
The following table details the compensation of the Dutch Bros Inc. non-employee directors for the year ended December 31, 2022. Messrs. Boersma and Esserman and Ms. Jack receive no additional compensation for their service as a director. The compensation received by Mr. Boersma as an employee for the year ended December 31, 2022 is included in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)1 2	Total ($)
Shelley Broader	84,190	99,984	184,174
Thomas Davis	83,000	99,984	182,984
Charles Esserman	—	—	—
Kathryn George	71,712	99,984	171,696
Stephen Gillett	80,810	99,984	180,794
Blythe Jack	—	—	—
Ann M. Miller	26,698	—	26,698
_________________
1    Amounts shown in this column represent the aggregate grant date fair value of RSU awards granted to our non-employee directors under our 2021 Equity Incentive Plan (2021 Plan) computed in accordance with FASB ASC 718. For a discussion of valuation assumptions used in calculation of these amounts, see Notes 2 and 14 to our audited financial statements, included within our Annual Report. The grant date fair value of the RSU award that was granted to each non-employee director in the year ended December 31, 2022, as described in more detail below, is equal to the amount shown in this column for each non-employee director.
2    The aggregate number of RSU awards outstanding as of December 31, 2022, and held by our non-employee directors are set forth in the table below. Market value is determined by multiplying the number of shares subject to the RSU award by $28.19 per share, the closing market price on December 31, 2022.
Dutch Bros Inc.| 2023 Proxy Statement | 30

Name	Unvested RSUs (#)	Market Value of Unvested RSUs ($)
Shelley Broader	1,255	35,378
Thomas Davis	1,255	35,378
Charles Esserman	—	—
Kathryn George	1,255	35,378
Stephen Gillett	1,255	35,378
Blythe Jack	—	—
Ann M. Miller	—	—
Non-Employee Director Compensation Policy
Our Board adopted our Non-Employee Director Compensation Policy in August 2021, which was most recently amended in March 2023 as described below, and provides that each member of the Board who is not also serving as an employee or consultant of the Company or any of its subsidiaries (eligible director) receives the following:
Annual Board Service Retainer:
•All Eligible Directors: $65,000
•Lead Director Retainer (in addition to Eligible Director Service Retainer): $20,000
Annual Committee Chair Service Retainer:
•Chair of the Audit and Risk Committee (in addition to Committee Member Service Retainer): $15,000
•Chair of the Compensation Committee (in addition to Committee Member Service Retainer): $10,000
•Chair of the Nominating and Corporate Governance Committee (in addition to Committee Member Service Retainer): $10,000
Annual Committee Member Service Retainer:
•Member of the Audit and Risk Committee: $10,000
•Member of the Compensation Committee: $8,000
•Member of the Nominating and Corporate Governance Committee: $5,000
Additionally, on the date of each annual stockholder meeting held after the IPO, each eligible director who continues to serve as an eligible director following such stockholder meeting receives an annual RSU award with a grant date fair value of $100,000 that vests, subject to the eligible director’s continued service to the Company through each vesting date, 25% on the last day of each fiscal quarter, beginning with the first fiscal quarter following the date of grant, except, in any event, such annual RSU award will be fully vested on the earlier of (i) the date of our next annual stockholder meeting, or (ii) a change in control (as defined in our 2021 Plan). In March 2023, our Board amended the Non-Employee Director Compensation Policy to provide that for an eligible director who, following the IPO, is first elected or appointed to the Board on a date other than the date of the Company’s annual stockholder meeting, upon the Company’s first annual stockholder meeting following such director first joining the Board, such director will receive an additional RSU award with a grant date fair value of $100,000, prorated to reflect the time between such director’s appointment date and the date of such first annual stockholder meeting, and fully vested on the grant date.
Dutch Bros Inc.| 2023 Proxy Statement | 31

Non-Employee Directors may opt in to receive an additional $100 per month in “coffee cash” to be used to purchase items in our shops.
The Non-Employee Director Compensation Policy provides that the aggregate value of all compensation granted or paid to any eligible director with respect to any calendar year beginning with the calendar year following the closing of the IPO, including awards granted and cash fees paid by us to such eligible director, will not exceed $750,000 in total value, except such amount will increase to $1,000,000 for newly appointed or elected eligible directors for the calendar year in which they first begin serving as an eligible director.
We have reimbursed and will continue to reimburse all of our eligible directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock as of March 21, 2023, for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our outstanding voting securities;
•each of our directors;
•each of our named executive officers; and
•all directors and executive officers as a group.
Applicable percentage ownership is based on 163,830,512 shares of all classes of our common stock outstanding as of March 21, 2023. The holders of our common stock have the following voting rights:
•Class A common stock, one (1) vote
•Class B common stock, ten (10) votes
•Class C common stock, three (3) votes
•Class D common stock, three (3) votes
Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The number of shares of common stock used to calculate the percentage ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following March 21, 2023. The information contained in this table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the address for each person or entity listed in this table is c/o Dutch Bros Inc., 110 SW 4th Street, Grants Pass, Oregon 97526.
Dutch Bros Inc.| 2023 Proxy Statement | 32

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Class C Common Stock Beneficially Owned		Class D Common Stock Beneficially Owned		Total Common Stock Beneficially Owned		Combined Voting Power
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%	%
Stockholder
Travis Boersma and affiliated entities [1,2]	64,724,563	42.7	64,699,136	100.0	—	—	—	—	129,423,699	48.0	75.8
TSG Consumer Partners and affiliated entities [1,3,4]	41,074,479	27.1	—	—	41,056,429	100.0	12,411,419	100.0	94,542,327	35.1	18.8
FMR LLC [5]	6,203,912	4.1	—	—	—	—	—	—	6,203,912	2.3	*
The Vanguard Group [6]	3,427,113	2.3	—	—	—	—	—	—	3,427,113	1.3	*
Directors and Named Executive Officers
Jonathan “Joth” Ricci [7]	2,293,865	1.5	—	—	—	—	—	—	2,293,865	*	*
Charles Jemley	1,167,032	*	—	—	—	—	—	—	1,167,032	*	*
Brian Maxwell	1,153,620	*	—	—	—	—	—	—	1,153,620	*	*
John Graham [8]	428,978	*	—	—	—	—	—	—	428,978	*	*
Shelley Broader	5,601	*	—	—	—	—	—	—	5,601	*	*
Thomas Davis	1,254	*	—	—	—	—	—	—	1,254	*	*
Charles Esserman	—	—	—	—	—	—	—	—	—	—	—
Kathryn George	1,254	*	—	—	—	—	—	—	1,254	*	*
Stephen Gillett	6,904	*	—	—	—	—	—	—	6,904	*	*
Blythe Jack	—	—	—	—	—	—	—	—	—	—	—
Ann Miller	—	—	—	—	—	—	—	—	—	—	—
All current directors and executive officers as a group (13 persons) [9]	69,354,093	45.8	64,699,136	100.0	—	—	—	—	134,053,229	49.7	84.0
_________________
*    Represents beneficial ownership of less than 1%.
1    Pursuant to the Third LLC Agreement, at the option of the holder, Class A common units, each paired with equal number of shares of Class B common stock or Class C common stock, as applicable, may be redeemed or exchanged for shares of our Class A common stock on a one-for-one basis and are included in the Class A common stock beneficially owned amounts. Beneficial ownership of shares of Class B common stock and Class C common stock reflected in this table have not been also reflected as beneficial ownership of shares of our Class A common stock into which the paired Class A common units, as applicable, may be redeemed or exchanged.
2    Amounts beneficially owned reflect (i)(x) 714,080 Class A common units (and associated shares of Class A common stock into which Class A common units may be exchanged upon the corresponding surrender and cancellation of associated shares of Class B common stock) and (y) 714,080 shares of Class B common stock held by DMI Holdco, LLC, (ii)(x) 15,610 shares of Class A common stock, (y) 39,281,349 Class
Dutch Bros Inc.| 2023 Proxy Statement | 33

A common units (and associated shares of Class A common stock into which Class A common units may be exchanged upon the corresponding surrender and cancellation of associated shares of Class B common stock) and (z) 39,281,349 shares of Class B common stock held by DM Trust Aggregator, LLC, and (iii)(x) 9,817 shares of Class A common stock, (y) 24,703,707 Class A common units (and associated shares of Class A common stock into which Class A common units may be exchanged upon the corresponding surrender and cancellation of associated shares of Class B common stock) and (z) 24,703,707 shares of Class B common stock held by DM Individual Aggregator, LLC (together with DMI Holdco, LLC and DM Trust Aggregator, LLC, the “DM Trusts”), for which Travis Boersma is deemed to have the power to direct the disposition and vote of the shares. Mr. Boersma disclaims beneficial ownership of the securities held by the DM Trusts except to the extent of Mr. Boersma’s pecuniary interest in such securities. The address for the DM Trusts is P.O. Box 398, Grants Pass, OR 97528.
3    Pursuant to our amended and restated certificate of incorporation, at the option of the holder, a share of Class D common stock may be converted into one share of Class A common stock. Beneficial ownership of shares of Class D common stock reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such shares may be converted.
4    Based solely on information obtained from a Schedule 13G/A filed with the SEC on February 14, 2023 by TSG Consumer Partners, L.P. Amounts beneficially owned reflect (i)(x) 18,050 shares of Class A common stock and (y)(1) 36,880,543 Class A common units (and associated shares of Class A common stock into which Class A common units may be exchanged upon the corresponding surrender and cancellation of associated shares of Class C common stock) and (2) 36,880,543 shares of Class C common stock, held by Dutch Holdings, LLC, (ii)(x) 2,491,609 Class A common units (and associated shares of Class A common stock into which Class A common units may be exchanged upon the corresponding surrender and cancellation of associated shares of Class C common stock) and (y) 2,491,609 shares of Class C common stock, held by TSG7 A AIV VI, L.P., the general partner of which is TSG7 A Management, L.L.C., (iii) 9,541,220 shares of Class D common stock held by TSG7 A AIV VI Holdings-A, L.P., the general partner of which is TSG7 A Management, L.L.C., (iv) 2,836,811 shares of Class D common stock held by DG Coinvestor Blocker Aggregator, L.P., the general partner of which is TSG7 A Management, L.L.C., and (v)(x) 1,684,277 Class A common units (and associated shares of Class A common stock into which Class A common units may be exchanged upon the corresponding surrender and cancellation of associated shares of Class C common stock), (y) 1,684,277 shares of Class C common stock, and (z) 33,388 shares of Class D common stock, held by TSG7 A Management, L.L.C. Voting and investment decisions with respect to securities held by Dutch Holdings, LLC and TSG7 A Management, L.L.C. are made by a committee of three or more individuals, none of whom individually has the power to direct such decisions. The Schedule 13G/A filed on behalf of these entities provides information as of December 31, 2022 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2022 and March 21, 2023. The address for each of these entities is c/o TSG Consumer Partners, LLC, 1100 Larkspur Landing Circle, Suite 360 Larkspur, CA 94939.
5    Based solely on a Schedule 13G/A filed with the SEC by FMR LLC on February 9, 2023. FMR LLC has sole power to vote or direct to vote 6,201,327 shares of our Class A common stock, and sole power to dispose of or to direct the disposition of 6,203,912 shares of our Class A common stock. The Schedule 13G filed by the reporting person provides information as of December 30, 2022 and, consequently, the beneficial ownership of the reporting person may have changed between December 30, 2022 and March 21, 2023. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
6    Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2023. The Vanguard Group has sole power to vote or direct to vote 0 shares of our Class A common stock, shared power to vote or direct to vote 4,069 shares of our Class A common stock, sole power to dispose of or to direct the disposition of 3,399,597 shares of our Class A common stock, and shared power to dispose of or to direct the disposition of 27,516 shares of our Class A common stock. The Schedule 13G filed by the reporting person provides information as of December 30, 2022 and, consequently, the beneficial ownership of the reporting person may have changed between December 30, 2022 and March 21, 2023. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
7    Amounts beneficially owned include 237,530 shares held by the Ricci Family Charitable Lead Annuity Trust, of which Mr. Ricci is trustee.
8    Amounts beneficially owned include 172,000 shares held in a trust for the benefit of Mr. Graham’s spouse and children. Mr. Graham’s spouse is trustee of the trust. Mr. Graham disclaims beneficial ownership of the shares.
9    Amounts beneficially owned include (i) 25,427 shares of Class A common stock and 64,669,136 Class A common units (and associated shares of Class A common stock into which Class A common units may be exchanged upon the corresponding surrender and cancellation of associated shares of Class B common stock) held by the DM Trusts and (ii) 4,629,530 shares of Class A common stock held by our current directors and executive officers as a group.
Dutch Bros Inc.| 2023 Proxy Statement | 34

AUDIT AND RISK COMMITTEE MATTERS

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT    REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee of the Board has appointed KPMG LLP (KPMG) to be Dutch Bros’ independent registered public accounting firm for the year ending December 31, 2023, and recommends that the stockholders vote for ratification of such appointment of KPMG. KPMG has been engaged as our independent registered public accounting firm since 2020. As a matter of good corporate governance, the Audit and Risk Committee has requested the Board to submit the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2023, to stockholders for ratification. In the event of a negative vote on such ratification, the Audit and Risk Committee will reconsider its appointment. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
For KPMG to be approved as our independent registered public accounting firm for the year ending December 31, 2023, this proposal must receive “For” votes from the holders of a majority of votes present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This matter is routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.
Pre-Approval Policies. The Audit and Risk Committee pre-approves and reviews audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit and Risk Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. All fees described below for 2022 and for 2021, subsequent to our IPO in September 2021, were pre-approved by our Audit and Risk Committee.
Audit and Related Fees
The following table summarizes fees for professional services rendered by KPMG for audit and other services for the years ended December 31, 2022, and 2021:

	2022	2021
Audit Fees	$2,086,225	$1,096,502
Audit-Related Fees	—	928,698
Tax Fees	800,862	1,209,208
Total	$2,887,087	$3,234,408
Audit Fees. Includes the aggregate fees for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, as well as other services related to SEC matters. The fees are for services that are normally provided in connection with statutory or regulatory filings or engagements.
Audit-Related Fees. Includes fees billed for services performed that are related to our SEC filings (including costs relating to our registration statement filings) and other research and consultation services.
Tax Fees. Includes the aggregate fees for professional services rendered for tax compliance, tax advice, and tax planning, including fees for tax consulting services generally and with respect to certain matters in connection with the IPO and the Tax Receivable Agreements.
Dutch Bros Inc.| 2023 Proxy Statement | 35

RECOMMENDATION OF THE BOARD
☑
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2023.
Report of the Audit and Risk Committee
The Audit and Risk Committee reviewed and discussed our audited consolidated financial statements as of December 31, 2022 and 2021, and for the three years ended December 31, 2022, with management and with the independent registered public accounting firm. The Audit and Risk Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit and Risk Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit and Risk Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.
Submitted by the Audit and Risk Committee of the Board:
Shelley Broader, Chair
Stephen Gillett
Ann M. Miller
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Dutch Bros under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Dutch Bros Inc.| 2023 Proxy Statement | 36

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
We intend in this Compensation Discussion and Analysis to inform our stockholders of the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we address and analyze the key elements of the compensation provided to our principal executive officer, our principal financial officers during 2022, and our three other most highly compensated executive officers as of December 31, 2022. We refer to these officers as our “named executive officers.”
Named Executive Officers
Our named executive officers for the year ended December 31, 2022, consisting of all persons serving as principal executive officer and principal financial officer during 2022 and the next three most highly compensated executive officers in 2022, were:
•Travis Boersma, our Co-Founder and Executive Chairman;
•Jonathan “Joth” Ricci, our Chief Executive Officer and former President (Principal Executive Officer);
•Charles L. Jemley, our Chief Financial Officer (Principal Financial Officer);
•John Graham, our former Chief Marketing Officer; and
•Brian Maxwell, our Chief Operating Officer.
After the year ended December 31, 2022, and before the filing of this Proxy, the following changes with regard to our named executive officers took place:
•Mr. Ricci transitioned out of the role of President of the Company as of February 6, 2023, in concert with Christine Barone’s appointment as President. Mr. Ricci continues to serve as Chief Executive Officer.
•Mr. Graham separated from the Company, effective January 4, 2023.
Compensation Objectives
Our compensation program aims to attract, incentivize, retain, and reward top quality executive management. We accomplish this through competitive compensation packages comprised of annual base salary, annual cash bonus incentives, and long-term equity incentives that vest over multi-year periods.
Determining Executive Compensation
Compensation Committee
The Compensation Committee is responsible for overseeing the Company’s executive compensation policies, plans, and programs. The Compensation Committee’s responsibilities include:
•reviewing, overseeing, and approving the Company’s overall executive compensation strategy and policies;
•reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of the Company’s Chief Executive Officer and evaluating their performance;
Dutch Bros Inc.| 2023 Proxy Statement | 37

•reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of the Company’s other executive officers and evaluating their individual performance, taking into account the recommendations and evaluation of the Chief Executive Officer to the extent appropriate; and
•reviewing the Company’s practices and policies of employee compensation as they relate to alignment of incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on the Company, and taking such determinations into account in discharging the Compensation Committee’s responsibilities.
Chief Executive Officer
Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation, individual and corporate performance goals and objectives, and other terms of employment of the Company’s other executive officers, except for the Executive Chairman. In addition, the Chief Executive Officer is responsible for evaluating the individual performance of the other executive officers, except for the Executive Chairman.
Independent Compensation Consultant
The Compensation Committee requested that Semler Brossy, as its independent compensation consultant, review industry-wide compensation practices and trends to assess the competitiveness of our executive compensation program. The Compensation Committee considered Semler Brossy’s analysis as one of many factors when establishing compensation of our named executive officers for 2022, including individual performance, skill sets, prior experience, and scope of responsibilities.
Peer Group Benchmarking
As part of its engagement, the Compensation Committee requested Semler Brossy assist in developing a peer group of companies and perform analyses of competitive performance and compensation levels for that group to evaluate our executive compensation policies and practices, including those related to executive severance. Our peer group is comprised primarily of companies in the restaurant space, especially those in QSR, who have comparable market capitalization and revenues, taking into account similar ownership structures and geographic reach.
With the assistance of Semler Brossy, our Compensation Committee determined a peer group of fourteen companies for use in setting executive compensation for the year ended December 31, 2022:

2022 Peer Group
Papa John's International Inc.	Ruth's Hospitality Group, Inc.
Wendy's Co.	El Pollo Loco Holdings, Inc.
Jack in the Box Inc.	Denny's Corporation
Red Robin Gourmet Burgers Inc.	Potbelly Corporation
BJ's Restaurants, Inc.	Chuy's Holdings Inc.
Dine Brands Global, Inc.	Wingstop Inc.
Shake Shack Inc.	J. Alexander’s Holdings, Inc.
Stockholder Advisory Votes (Say-on-Pay)
We ceased to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 as of January 1, 2023, and consequently will first be required to conduct a stockholder advisory vote regarding our executive compensation (Say-on-Pay) at our 2024 annual stockholder meeting. As we have not yet conducted a Say-on-Pay vote, the Company was unable to consider the results of a Say-on-Pay vote in establishing executive compensation for 2022.
Dutch Bros Inc.| 2023 Proxy Statement | 38

Elements of Executive Compensation
The three main elements of our executive compensation program for our named executive officers other than the Executive Chairman and Chief Operating Officer are (i) an annual base salary, (ii) a performance-based annual cash bonus, and (iii) a service-based long-term equity incentive award in the form of restricted stock units. The Compensation Committee considers these elements in determining a balanced compensation package that includes both predictable and variable elements in order to accomplish the goals of our compensation program. Our Executive Chairman receives an annual base salary, but does not receive annual cash bonus or long-term equity incentive awards. Our Chief Operating Officer receives an annual base salary and service-based long-term equity incentive award, but was not eligible for an annual cash bonus for 2021 and 2022.
Annual Base Salary
Our named executive officers each receive an annual base salary. The base salary element is intended to attract and retain qualified candidates by providing a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The Compensation Committee considers peer group data in determining the annual base salary for each named executive officer in order to ensure our executive compensation package remains competitive relative to our peers.
Effective November 1, 2021, and throughout 2022, the annual base salaries for our named executive officers were as follows: (i) $1,500,000 for Mr. Boersma, (ii) $550,000 for Mr. Ricci, (iii) $472,500 for Mr. Jemley, (iv) $500,000 for Mr. Graham, and (v) $593,183 for Mr. Maxwell. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled base salary increases.
Annual Cash Bonus
The annual cash bonus element is intended to incentivize and reward top quality management and to align performance with Company objectives. The Compensation Committee considers peer group data and each named executive officer’s particular role and responsibilities in determining cash bonus eligibility.
Messrs. Ricci, Jemley, and Graham were each eligible for annual cash bonuses in 2022 in the amounts of $500,000 for Mr. Ricci, $225,000 for Mr. Jemley, and $250,000 for Mr. Graham. These bonuses were discretionary based on the applicable named executive officer’s personal performance and overall company performance. Because 2022 was the first full year following our IPO, the Compensation Committee did not tie annual cash bonuses to specific targets, and Messrs. Ricci, Jemley, and Graham’s bonuses were paid out bi-monthly in accordance with the regular payroll cycle. The Compensation Committee has tied annual cash bonuses for named executive officers to Company financial or other metrics for 2023 and expects to do the same for subsequent calendar years. Messrs. Boersma and Maxwell were not eligible to receive a discretionary annual bonus in 2022, because their cash compensation was competitive with our peer group without an additional discretionary bonus.
Long-Term Equity Incentive Awards
The long-term equity incentive awards element is intended to incentivize and retain top quality management. Long-term equity incentive awards under our 2021 Equity Incentive Plan (our 2021 Plan) are the primary vehicle for offering long-term incentives to our executives. Vesting terms are at the discretion of the Compensation Committee, but awards typically vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to the recipient’s continuous service to the Company. We believe that these equity awards provide our executives with a strong link to long-term performance, create an ownership culture, and help to align the interests of our executives and stockholders. While our 2021 Plan allows for various award types, our existing grants to our named executives are comprised of RSAs and RSUs, and we currently have no plans to grant stock options. The Compensation Committee determined in 2022 that RSUs are the preferred vehicle for long-term equity incentive compensation for our named executive officers.
Dutch Bros Inc.| 2023 Proxy Statement | 39

Messrs. Ricci, Jemley, Graham, and Maxwell received long-term equity incentive awards prior to the IPO in 2021 in the form of either RSAs or RSUs that will continue to vest in the three years following the IPO, subject to the recipient’s continued service. Because of this, Messrs. Ricci, Jemley, Graham, and Maxwell voluntarily elected to forego any long-term incentive award for which they might be eligible in 2022. Taking that into account, and considering that Messrs. Ricci, Jemley, Graham, and Maxwell remained aligned in 2022 with the Company’s long-term performance goals and with our stockholders through their then-existing equity awards, the Compensation Committee did not award long-term incentive equity awards to them in 2022. The Compensation Committee, however, expects to award service-based long-term equity incentives to Messrs. Ricci, Jemley, and Maxwell in the form of RSUs in future years in order to promote continued alignment.
The Compensation Committee believes Mr. Boersma’s interests are sufficiently aligned with long-term performance and stockholder interests; accordingly, Mr. Boersma is not currently eligible for long-term incentive awards.
Other Compensation
In general, all of our current named executive officers are eligible to participate in our employee benefit plans, including our 401(k) plan and medical, dental, vision, disability, and life insurance plans, in each case on the same basis as our other eligible employees. We also provide limited benefits to our named executive officers, other than Mr. Boersma, to assist with their duties, including a stipend to cover cell phone usage and internet and “coffee cash” to be used to purchase items in our shops. In addition, Mr. Ricci is eligible for up to 25 hours of personal use of a company-owned airplane. Otherwise, we generally do not provide perquisites or personal benefits to our named executive officers.
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation, which we currently match 100% up to the first 4% of eligible compensation in order to attract and retain employees with superior talent. Employees are immediately and fully vested in all contributions.
Risk Assessment of Compensation Policies and Practices
Our compensation programs are designed to maintain an appropriate balance between long-term and short-term incentives by utilizing a combination of compensation elements, including base salary, annual cash bonus, and long-term equity incentive awards. Although not all employees may have compensation comprising all three elements, our compensation programs are generally structured so that any short-term cash incentives are not likely to constitute the predominant element of an employee’s total compensation. We believe that the mix and design of elements of executive compensation do not encourage management to assume excessive risks, and that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Significant compensation decisions, including decisions concerning the compensation of our named executive officers, include subjective considerations by our Compensation Committee or our Board of Directors, which restrain the influence of formulae or objective factors on excessive risk taking. The mix of short-term and long-term compensation elements also prevents undue focus on short-term results and helps align the interests of our named executive officers with those of our stockholders.
Tax and Accounting Implications
Under FASB ASC Topic 718, Compensation – Stock Compensation (FASB ASC 718), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to FASB ASC 718.
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making
Dutch Bros Inc.| 2023 Proxy Statement | 40

its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC and in this Proxy Statement relating to our 2023 Annual Meeting.
Submitted by the Compensation Committee of the Board:
Thomas Davis, Chair
Blythe Jack
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Dutch Bros under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Employment Arrangements
Below are descriptions of our employment arrangements with each of our named executive officers. Each of our named executive officers has executed a form of our standard confidential information and inventions assignment agreement.
Travis Boersma
We have no employment agreement or offer letter with Travis Boersma, our Executive Chairman, and we currently do not anticipate entering into one in the future. Mr. Boersma’s current annual base salary is $1,500,000. Mr. Boersma is an at-will employee. Mr. Boersma is eligible to participate in Dutch Bros’ standard benefits, subject to the terms and conditions of such plans and programs, and is eligible for certain benefits under the terms of our Severance Plan (as defined below), as described below.
Jonathan “Joth” Ricci
We entered into an amended and restated employment agreement with Jonathan “Joth” Ricci, our Chief Executive Officer, effective November 1, 2021. The amended and restated employment agreement includes no specific term and provides that Mr. Ricci is an at-will employee. Mr. Ricci’s current annual base salary, effective as of January 1, 2023, is $650,000, and Mr. Ricci is eligible for a discretionary target annual bonus equal to 100% of base salary based on the achievement of performance objectives determined by our Board (or its Compensation Committee). Mr. Ricci is also eligible to use the Dutch Bros-owned plane for up to 25 hours of personal travel and to participate in Dutch Bros’ standard benefits, subject to the terms and conditions of such plans and programs, and is eligible for certain benefits under the terms of the Severance Plan, as described below.
Charles L. Jemley
We entered into an amended and restated employment agreement with Charles L. Jemley, our Chief Financial Officer, effective November 1, 2021. The amended and restated employment agreement includes no specific term and provides that Mr. Jemley is an at-will employee. Mr. Jemley’s current annual base salary, effective as of January 1, 2023, is $500,000, and Mr. Jemley is eligible for a discretionary target annual bonus equal to 50% of base salary, based on the achievement of performance objectives
Dutch Bros Inc.| 2023 Proxy Statement | 41

determined by our Board (or its Compensation Committee). Mr. Jemley is also eligible to participate in Dutch Bros’ standard benefits, subject to the terms and conditions of such plans and programs, and is eligible for certain benefits under the terms of the Severance Plan, as described below.
John Graham
We entered into an amended and restated employment agreement with John Graham, our former Chief Marketing Officer, effective November 1, 2021. The amended and restated employment agreement included no specific term and provided that Mr. Graham was an at-will employee. Mr. Graham separated from the Company on January 4, 2023. At that time, Mr. Graham’s annual base salary was $500,000. The Company and Mr. Graham entered into the Separation Letter Agreement, dated November 11, 2022, under which Mr. Graham will receive the severance payments for which he was eligible under the terms of the Severance Plan, including 12 months of his annual base salary and payment of premiums for health plan continuation coverage under COBRA, as described below.
Brian Maxwell
We entered into an employment agreement with Brian Maxwell, our Chief Operating Officer, effective November 1, 2021. The employment agreement includes no specific term and provides that Mr. Maxwell is an at-will employee. Mr. Maxwell’s current annual base salary, effective as of January 1, 2023, is $500,000, and Mr. Maxwell is eligible for a discretionary target annual bonus equal to 50% of base salary, based on the achievement of performance objectives determined by our Board (or its Compensation Committee). Mr. Maxwell is also eligible to use a Dutch Bros-owned car for business use and to participate in Dutch Bros’ standard benefits, subject to the terms and conditions of such plans and programs, and is eligible for certain benefits under the terms of the Severance Plan, as described below.
Summary Compensation Table
The following table presents the compensation awarded to or earned by our named executive officers for the years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($) 2 3 4	Option Awards ($)[5]	All Other Compensation ($)[6]	Total ($)
Travis Boersma [6]
Co-Founder and Executive Chairman	2022	1,500,000	—	—	—	8,989	1,508,989
	2021	1,500,000	—	—	—	60	1,500,060
	2020	1,500,000	—	—	—	—	1,500,000
Jonathan “Joth” Ricci [7]
Chief Executive Officer	2022	550,000	500,000	—	—	64,060	1,114,060
	2021	550,000	500,000	61,346,520	—	36,372	62,432,892
	2020	550,000	500,000	—	—	13,832	1,063,832
Charles L. Jemley
Chief Financial Officer	2022	472,500	225,000	—	—	25,833	723,333
	2021	471,563	225,000	29,256,736	—	18,090	29,971,389
	2020	450,000	225,000	—	2,018,818	17,261	2,711,079
John Graham [8]
Former Chief Marketing Officer	2022	500,000	250,000	—	—	33,432	783,432
	2021	500,000	240,630	38,056,472	—	3,540	38,800,642
Brian Maxwell
Chief Operating Officer	2022	593,183	—	—	—	32,976	626,159
	2021	594,357	—	30,673,260	—	30,428	31,298,045
Dutch Bros Inc.| 2023 Proxy Statement | 42

_________________
1Represents: (i) for Mr. Ricci, a $500,000 annual bonus earned in each of 2022, 2021, and 2020; (ii) for Mr. Jemley, a $225,000 annual bonus earned in each of 2022, 2021, and 2020; and (iii) for Mr. Graham, a $250,000 annual bonus and a $240,630 annual bonus earned in 2022 and 2021, respectively.
2Amounts shown in this column represent the aggregate grant date fair value of restricted stock awards and units as computed in accordance with FASB ASC 718. For a discussion of valuation assumptions used in the calculation of these amounts, see Notes 2 and 14 to our audited financial statements, included within our Annual Report.
3    Amounts reflect the aggregate grant date fair value of stock awards granted to our named executive officers during the applicable year. Pursuant to our Reorganization Transactions and IPO, Mr. Ricci’s Profits Interest Units granted in 2019 were converted in 2021 into 2,667,240 stock awards, of which 1,867,071 were fully vested shares of our Class A common stock as of the grant date and 800,169 were RSAs of shares of Class A common stock subject to continued vesting conditions. Mr. Jemley’s Profits Interest Units granted in 2020 were converted in 2021 into 1,272,062 stock awards, of which 763,225 were fully vested shares of our Class A common stock as of the grant date and 508,807 were RSAs of shares of Class A common stock subject to continued vesting conditions. Mr. Maxwell’s Profits Interest Units granted in 2019 were converted in 2021 into 1,333,620 stock awards, of which 533,451 were fully vested shares of our Class A common stock as of the grant date and 800,169 were RSAs of shares of Class A common stock subject to continued vesting conditions.
4    Amounts reflect the aggregate grant date fair value of 873,857 RSUs granted to Mr. Graham in 2021 of which 436,929 were fully vested shares of our Class A common stock as of the grant date and 436,928 were RSUs of shares of Class A common stock subject to continued vesting conditions.
5    Amounts reflect the aggregate grant date fair value of Profits Interest Units granted to Mr. Jemley during 2020, computed in accordance with FASB ASC 718. A portion of the Profits Interest Units were subject to performance conditions and the grant date fair value was based on the probable outcome of the performance conditions. The maximum grant date fair value of the performance-based portion of the Profits Interest Units granted to Mr. Jemley during 2020 was $70.74 per unit, which assumed the achievement of the highest level of performance conditions. Mr. Jemley’s Profits Interest Units granted in 2020 were converted in 2021 into 1,272,062 stock awards, of which 763,225 were fully vested shares of our Class A common stock as of the grant date, and 508,807 were RSAs of shares of Class A common stock subject to continued vesting conditions.
6    Represents the following:

Name	Year	Personal Use of Company-Owned Aircraft		Company-paid 401(k) matching contributions	Company-paid life and long-term disability insurance premiums	Cell phone & internet stipends	“Coffee cash” allowances	Moving Expenses	Non-Standard Holiday Pay	Total All Other Compensation
Mr. Boersma	2022	$—		$7,054	$60	$—	$—	$—	$1,875	$8,989

Mr. Ricci	2022	$43,013		$17,011	$348	$1,800	$1,200	$—	$688	$64,060

Mr. Jemley	2022	$—		$21,894	$348	$1,800	$1,200	$—	$591	$25,833

Mr. Graham	2022	$—	$—	$25,731	$319	$1,800	$1,150	$3,807	$625	$33,432

Mr. Maxwell	2022	$—		$28,887	$348	$1,800	$1,200	$—	$741	$32,976
6    Mr. Boersma is our Co-Founder and has served as our Executive Chairman since February 2021. Prior to serving as our Executive Chairman, he served as our Chief Executive Officer from February 2019 to February 2021.
7    Mr. Ricci has served as our Chief Executive Officer since February 2021 and served as our President from January 2019 to February 2023.
8    Mr. Graham separated from the Company, effective January 4, 2023.
Dutch Bros Inc.| 2023 Proxy Statement | 43

Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)[1]
Travis Boersma	—	—		—
Jonathan “Joth” Ricci [2]	1/22/2019	533,446	[3]	15,037,843
Charles L. Jemley [2]	3/13/2020	339,205	[3]	9,562,189
John Graham	9/17/2021	291,344	[4,5]	8,212,987
Brian Maxwell [2]	1/22/2019	533,446	[3]	15,037,843
_________________
1Market value of unvested RSAs and restricted stock units were based on $28.19 per share, the closing market price per share on December 31, 2022.
2These grants were issued as PIUs pursuant to the Dutch Bros OpCo Management Incentive Plan dated January 22, 2019. In connection with the IPO and Reorganization Transactions, these grants were converted to Class A common stock, as described in our prospectus, filed pursuant to Rule 424(b)(4), (Registration No. 333- 258988) on September 14, 2021. The Management Incentive Plan was terminated on September 17, 2021, when the 2021 Plan became effective.
3Messrs. Ricci’s, Jemley’s, and Maxwell’s RSAs vest in equal installments on January 1, 2022, 2023, and 2024, subject to continued service of the respective executive through each vesting date.
4Mr. Graham’s RSUs vest in equal installments on January 1, 2022, 2023, and 2024, subject to his continued service through each vesting date. Mr. Graham’s separation from the Company was effective January 4, 2023, and 145,699 of the RSUs reflected on this table remained unvested and were forfeited at that time.
5Includes 172,000 shares transferred by Mr. Graham to a trust for the benefit of his spouse and children. Mr. Graham’s spouse is trustee of the trust, and Mr. Graham disclaims beneficial ownership of the shares.
Stock Awards Vested
The following table presents information regarding equity awards that vested during the year ended December 31, 2022. Value realized on vesting is calculated by multiplying the number of vested shares or RSUs by the closing market price per share of our stock on the vesting date.

	Stock Awards
Name	Number of shares or units acquired on vesting (#)	Value realized on vesting ($)
Travis Boersma	—	—
Jonathan “Joth” Ricci	266,723	$13,578,868
Charles L. Jemley	169,602	$8,634,438
John Graham [1]	145,584	$7,411,681
Brian Maxwell	266,723	$13,578,868
1 Mr. Graham separated from the Company, effective January 4, 2023.
Dutch Bros Inc.| 2023 Proxy Statement | 44

Potential Payments upon Termination or Change of Control
In September 2021, our Board adopted a Severance and Change in Control Plan, as further amended and restated by the Compensation Committee of the Board in October 2021 (the Severance Plan). Each of our named executive officers will become eligible to receive certain benefits under the terms of the Severance Plan. The Severance Plan provides for severance and change in control benefits to the named executive officers upon a “change in control termination” or a “regular termination”, as follows:

	Change in Control Termination
	Number of months base salary[1]	Annual target bonus percentage[2]	Pro-rated target bonus	Number of months benefits paid[3]	Equity vesting acceleration[4]
Mr. Boersma	24	200%	Yes	24	100%

Mr. Ricci	24	200%	Yes	24	100%

Mr. Jemley	12	100%	Yes	12	100%

Mr. Maxwell	12	100%	Yes	12	100%

	Regular Termination
	Number of months base salary[5]	Annual target bonus percentage	Pro-rated target bonus	Number of months benefits paid	Equity vesting acceleration
Mr. Boersma	24	—	Yes	24	—

Mr. Ricci	24	—	Yes	24	—

Mr. Jemley	12	—	Yes	12	—

Mr. Graham [6]	12	—	Yes	12	—

Mr. Maxwell	12	—	Yes	12	—
_________________
1    Lump sum payment amount equal to the number of months of base salary.
2    Lump sum payment amount equal to a percentage of annual target cash bonus.
3    Payment of premiums for health plan continuation coverage under COBRA for the applicable number of months.
4    Immediate vesting in full of any unvested equity awards, including performance-based awards deemed achieved at target level.
5    Payments made in accordance with Company’s regular payroll practices over length of severance period.
6 Mr. Graham separated from the Company on January 4, 2023. Mr. Graham received or will receive the benefits set forth in the Regular Termination table, and is no longer eligible for any additional benefits under the Severance Plan. He has therefore been omitted from the Change in Control Termination table.
In addition, if any of our named executive officers is terminated as a result of his death or “disability” (as defined in the Severance Plan), they or their estate will be entitled to receive (i) a payment equal to a prorated portion of the named executive officer’s annual target cash bonus, and (ii) the acceleration in full of any outstanding equity awards (with any performance-based vesting awards deemed achieved at target level).
Dutch Bros Inc.| 2023 Proxy Statement | 45

All benefits under the Severance Plan are subject to the named executive officer’s (or, in the case of the named executive officer’s death or disability, his personal representative’s) execution of an effective release of claims against us.
For purposes of the Severance Plan, a “regular termination” is an involuntary termination (i.e., a termination without “cause” (and not as a result of death or disability) or a resignation for “good reason,” each as defined in the Severance Plan) that does not occur during the period of time beginning on the closing of, and ending 24 months following, a “change in control” (as defined in the 2021 Plan), or the “change in control period.” A “change in control termination” is a regular termination that occurs during the change in control period.
The following table presents the compensation payable to each of our named executive officers, except for Mr. Graham, under the terms of the Severance Plan upon a regular termination, change in control termination, and termination of employment due to death or disability, assuming that the triggering event occurred on December 31, 2022. Due to a number of factors that affect the nature and amount of any potential payments or benefits, the actual amounts payable to each named executive officer may vary from the estimates listed below, and can only be determined at the actual time of the event.

Name, Principal Position, and Triggering Event [1]	Salary ($)	Bonus ($)	Prorated Bonus ($)	Health Plan Continuation Coverage ($)	Vesting Acceleration ($) [2]	Total ($)
Travis Boersma [3]
Co-Founder and Executive Chairman
Regular Termination	3,000,000	—	—	46,651	—	3,046,651
Change in Control Termination	3,000,000	—	—	46,651	—	3,046,651
Death or Disability	—	—	—	—	—	—

Jonathan “Joth” Ricci
Chief Executive Officer
Regular Termination	1,100,000	—	500,000	42,810	—	1,642,810
Change in Control Termination	1,100,000	1,000,000	500,000	42,810	15,037,843	17,680,653
Death or Disability	—	—	500,000	—	15,037,843	15,537,843

Charles L. Jemley
Chief Financial Officer
Regular Termination	472,500	—	225,000	11,313	—	708,813
Change in Control Termination	472,500	225,000	225,000	11,313	9,562,161	10,495,974
Death or Disability	—	—	225,000	—	9,562,161	9,787,161

Brian Maxwell [4]
Chief Operating Officer
Regular Termination	593,183	—	—	21,405	—	614,588
Change in Control Termination	593,183	—	—	21,405	15,037,843	15,652,431
Death or Disability	—	—	—	—	15,037,843	15,037,843
1 Assuming the applicable triggering event occurred on December 31, 2022.
2 Based on $28.19 per share, the closing market price per share on December 31, 2022 and equity holdings as of that date.
Dutch Bros Inc.| 2023 Proxy Statement | 46

3 While under the terms of the Severance Plan, upon certain terminations of employment, Mr. Boersma is eligible for an annual target bonus payment, pro-rated bonus payment, and equity award vesting acceleration as of the date of the assumed triggering event (i.e., December 31, 2022), Mr. Boersma was not eligible for an annual target bonus and did not have any unvested equity awards, and as a result would not actually have received a target bonus payment, pro-rated target bonus payment, or equity vesting acceleration under the Severance Plan if the assumed triggering event had actually occurred on December 31, 2022.
4 While under the terms of the Severance Plan, upon certain terminations of employment, Mr. Maxwell is eligible for an annual target bonus payment and pro-rated bonus payment as of the date of the assumed triggering event (i.e., December 31, 2022), Mr. Maxwell was not eligible to receive an annual target bonus, and as a result would not actually have received a target bonus payment or pro-rated target bonus payment under the Severance Plan if the assumed triggering event had actually occurred on December 31, 2022.
Mr. Graham separated from the Company on January 4, 2023. In connection with his separation, Mr. Graham received or will receive (i) $500,000 reflecting his base salary prior to separation, paid over 12 months in accordance with regular payroll practices, and (ii) payment of premiums for health plan continuation coverage under COBRA, with an estimated total of approximately $21,405. Mr. Graham was not eligible for a bonus in 2023 and therefore did not receive a prorated bonus award in connection with his separation.
Dutch Bros Inc.| 2023 Proxy Statement | 47

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO ($) [1]	Summary Compensation Table Total for Second PEO ($) [2]	Compensation Actually Paid to First PEO 1 3	Compensation Actually Paid to Second PEO ($) 2 3	Average Summary Compensation Table Total for Non-PEO NEOs ($) [4]	Average Compensation Actually Paid to Non-PEO NEOs ($) 4 5	Total Shareholder Return ($) [6]	Peer Group Total Shareholder Return ($) [7]	Net Income (loss) ($) [8]
2022	1,114,060	N/A	(10,603,081)	N/A	910,478	(5,481,343)	76.85	68.46	(19,253,000)
2021	62,432,892	1,500,060	84,765,609	1,500,060	35,049,344	47,823,598	138.79	109.67	(117,931,000)
_________________
1    Mr. Ricci has served as our Principal Executive Officer (PEO) since February 2021. Amounts in this column reflect Mr. Ricci’s total compensation reported for 2021 and 2022 in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”
2    Mr. Boersma served as our PEO from February 2019 to February 2021. Amounts in this column reflect Mr. Boersma’s total compensation reported for 2021 in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”
3 The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Ricci or Mr. Boersma, as applicable, as calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Ricci or Boersma during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to each of Messrs. Ricci’s and Boersma’s total compensation for each applicable year to determine the compensation actually paid:

	2022		2021
	Travis Boersma	Joth Ricci ($)	Travis Boersma ($)	Joth Ricci ($)
Summary Compensation Table Total	N/A	1,114,060	1,500,060	62,432,892
Subtract Summary Compensation Table Value of Stock Awards	N/A	—	—	(61,346,520)
Add Covered Year End Fair Value of Stock Awards Granted during Covered Year that are Outstanding and Unvested at Covered Year End	N/A	—	—	40,736,604
Add Change in Fair Value as of Covered Year End (Compared to Prior Year End) of Prior Year Stock Awards that are Outstanding and Unvested at Covered Year End	N/A	(12,119,893)	—	—
Add Vesting Date Fair Value of Stock Awards that were Granted and Vested during the Covered Year	N/A	—	—	42,942,633
Add Change in Fair Value as of Vesting Date (Compared to Prior Year End) of Prior Year Stock Awards that Vested during the Covered Year	N/A	402,752	—	—
Compensation Actually Paid	N/A	(10,603,081)	1,500,060	84,765,609
Dutch Bros Inc.| 2023 Proxy Statement | 48

Adjustments for pension, dividend payments, option awards, and forfeiture of stock awards that failed to vest are not covered, as the Company does not have supplemental executive retirement plans, does not pay dividends on equity awards, neither Mr. Boersma nor Mr. Ricci was granted or held any option awards during 2022 or 2021, and no stock awards held by either Mr. Boersma or Mr. Ricci were forfeited due to a failure to vest in 2021 and 2022.
4 The dollar amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers as a group (excluding Mr. Ricci, who served as our PEO during part of 2021 and all of 2022, and for 2021 only, excluding Mr. Boersma, who served as our PEO during part of 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the named executive officers included in such group for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Travis Boersma, Charles L. Jemley, Brian Maxwell, and John Graham, and (ii) for 2021, Brian Maxwell and John Graham.
5    The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Ricci and for 2021 only, excluding Mr. Boersma) in each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to such group of named executive officers during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Ricci and for 2021 only, excluding Mr. Boersma) for each year to determine the compensation actually paid:

	2022	2021
	Non-PEO NEOs ($)	Non-PEO NEOs ($)
Average Summary Compensation Table Total	910,478	35,049,344
Subtract Average Summary Compensation Table Value of Stock Awards	—	(34,364,866)
Add Average Covered Year End Fair Value of Stock Awards Granted during Covered Year that are Outstanding and Unvested at Covered Year End	—	31,490,304
Add Average Change in Fair Value as of Covered Year End (Compared to Prior Year End) of Prior Year Stock Awards that are Outstanding and Unvested at Covered Year End	(6,611,492)	—
Add Average Vesting Date Fair Value of Stock Awards that were Granted and Vested during the Covered Year	—	15,648,816
Add Average Change in Fair Value as of Vesting Date (Compared to Prior Year End) of Prior Year Stock Awards that Vested during the Covered Year	219,671	—
Average Compensation Actually Paid	(5,481,343)	47,823,598
Adjustments for pension, dividend payments, option awards, and forfeiture of stock awards that failed to vest are not covered, as the Company does not have supplemental executive retirement plans, does not pay dividends on equity awards, none of the applicable named executive officers was granted or held any option awards during 2022 or 2021, and no stock awards held by any of the applicable name executive officers for 2021 and 2022 were forfeited due to a failure to vest during such years.
6    Total shareholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends have been declared on our Class A common stock to date. The measurement period for 2021 and 2022 TSR commenced on September 15, 2021, the date our stock commenced trading on the New York Stock Exchange in connection with our IPO.
7    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Consumer Discretionary Index (SP500.25).
8    The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
Dutch Bros Inc.| 2023 Proxy Statement | 49

Description of Relationships
Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to our PEOs and the average compensation actually paid to our named executive officers as a group (excluding Mr. Ricci and for 2021 only, excluding Mr. Boersma) for 2021 and 2022, on the one hand, to our cumulative TSR over such years, on the other.
Dutch Bros Inc.| 2023 Proxy Statement | 50

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The chart below shows the relationship between our two-year cumulative TSR to the two-year cumulative TSR of the companies in the S&P 500 Consumer Discretionary Index (SP500.25), in each case based on the value of an initial fixed $100 investment.
Compensation Actually Paid and Net Income (Loss)
The chart below shows the relationship between the compensation actually paid to our PEOs and the average compensation actually paid to our named executive officers as a group (excluding Mr. Ricci and for 2021 only, excluding Mr. Boersma) for 2021 and 2022, on the one hand, to our net income (loss) over such years, on the other.
Tabular List of Financial Performance Measures
The Company did not use any financial performance measures to link compensation actually paid to our named executive officers in the year ended December 31, 2022, to Company performance. For further information, refer to “Executive Compensation—Compensation Discussion and Analysis.”
Dutch Bros Inc.| 2023 Proxy Statement | 51

All information provided above under the “Pay versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
PROPOSAL 3: SELECTION, ON AN ADVISORY BASIS, OF THE PREFERRED FREQUENCY OF STOCKHOLDER ADVISORY VOTES REGARDING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are soliciting on a non-binding, advisory basis, the vote of our stockholders on their preferred frequency of the vote on compensation of our named executive officers as disclosed in the Company’s proxy statement (often referred to as “Say-on-Pay”) every one, two, or three years. To be approved, a single frequency must receive votes from the holders of a majority of votes present virtually or represented by proxy and entitled to vote on the matter. Because there are multiple frequency options presented, it is possible that no frequency will receive a majority. In such case, we will consider the frequency option that received the most votes present virtually or represented by proxy and entitled to vote on the matter to be the frequency selected. If you “Abstain” from voting, it will have no effect. This matter is non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
We qualified as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 prior to January 1, 2023, and were not required to conduct Say-on-Pay votes pursuant to Section 14A of the Exchange Act in this or previous years. Regardless of the outcome of this proposal on the preferred frequency for future Say-on-Pay votes, our first Say-on-Pay vote will be held at our 2024 annual stockholder meeting.
Our Board believes that for Say-on-Pay votes a frequency of one year is appropriate to allow stockholders to provide input on our executive compensation philosophy and practices as disclosed in our proxy statement each year. Advisory votes on the frequency of Say-on-Pay votes must be conducted at least once every six years, and we anticipate that our next such vote will be conducted at our 2029 annual meeting.
While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether Say-on-Pay votes should be held every year, every two years, or every three years. In accordance with our bylaws, a voting frequency will only be deemed selected by our stockholders if it receives the votes of the holders of a majority of shares present virtually or represented by proxy and entitled to vote on this matter at the Annual Meeting. Abstentions will be counted toward a quorum for Proposal 3 and will have the same effect as a vote “Against” each of the proposed voting frequencies. Broker non-votes will have no effect. However, if none of the proposed voting frequencies receives the votes of the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting, we will consider the frequency receiving the highest number of affirmative votes from the holders of shares present virtually or represented by proxy and entitled to vote at the Annual Meeting to be the frequency preferred by our stockholders. In either case, broker non-votes will have no effect.
Our Board and the Compensation Committee value the opinions of our stockholders in this matter, and, to the extent there is any significant vote in favor of one frequency over the other options, our Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on us or our Board, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on our named executive officer compensation
Dutch Bros Inc.| 2023 Proxy Statement | 52

more or less frequently than the option preferred by our stockholders. The vote will not be construed to create or imply any change or addition to our fiduciary duties or those of our Board.

RECOMMENDATION OF THE BOARD
☑
The Board of Directors recommends that you vote for a preferred frequency of “ONE YEAR” for stockholder non-binding, advisory votes regarding compensation of our named executive officers.
Dutch Bros Inc.| 2023 Proxy Statement | 53

OTHER MATTERS

Equity Compensation Plan Information
The following table shows certain information with respect to our 2021 Plan as of December 31, 2022, which is our only equity compensation plan. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)[1]	Weighted- average exercise price of outstanding options, warrants and rights (b)[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)1 2
Equity compensation plans approved by stockholders	—	$—	7,787,021
Equity compensation plans not approved by stockholders	—	—	—
Total	—	—	7,787,021
_________________
1    Excludes RSUs, which have no exercise price.
2    As of December 31, 2022, 7,787,021 shares of Class A common stock remained available for future issuance under the 2021 Plan. The number of shares reserved for issuance under the 2021 Plan will automatically increase on the first day of each calendar year, starting on January 1, 2022, and continuing through January 1, 2031, in an amount equal to one percent (1%) of the total number of shares of all classes of common stock outstanding on December 31 of the immediately preceding year; provided, however, that the Board of Directors may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of common stock. Following a determination by the Compensation Committee of the Board of Directors that a lesser number of shares of common stock would be appropriate, on January 1, 2023, the number of shares of Class A common stock available for issuance under the 2021 Plan automatically increased by 800,000 shares.
Transactions with Related Persons
Related-Person Transactions Policy
In September 2021, we adopted, and most recently amended in December 2022, a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with us, in which the aggregate amount involved exceeds, or is expected to exceed, $120,000, without the approval or ratification of our Board or our Audit and Risk Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons and such person would have a direct or indirect interest, must be presented to our Board or our Audit and Risk Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit and Risk Committee is to consider the material facts of the transaction, including whether the transaction is on terms that are comparable to the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Dutch Bros Inc.| 2023 Proxy Statement | 54

Certain Related-Person Transactions
We donated approximately $5.1 million for the year ended December 31, 2022 to Dutch Bros Foundation, a not-for-profit we founded that provides philanthropy to coffee farmers and local communities, and for which Messrs. Ricci and Maxwell serve on the board of directors.
Brian Maxwell, our Chief Operating Officer, is Mr. Boersma’s brother-in-law. Total compensation paid by us to Mr. Maxwell including salary, bonus, and equity compensation for the year ended December 31, 2022, was approximately $0.6 million.
Christine Schmidt, our Chief Administrative Officer, is Mr. Boersma’s sister-in-law. Total compensation paid by us to Ms. Schmidt, including salary, bonus, and equity compensation for the year ended December 31, 2022 was approximately $0.6 million.
Mr. Boersma does not share a household with any of the foregoing. Each of their compensation was established by us in accordance with our compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, and without the involvement of Mr. Boersma. There are no other family relationships among our directors or executive officers.
Under a Pilot Agency and Support Services Agreement (the Pilot Agency and Support Services Agreement) among the Company’s consolidated subsidiary and entities affiliated with Mr. Boersma, such entities pay the Company for Mr. Boersma and his affiliates’ use of Company pilots and the cost of maintenance and other services performed on Mr. Boersma’s aircraft hangared in the Company’s facility in Grants Pass, Oregon, which amounts are based on our determination of the market value of such services, as reflected in the Pilot Agency and Support Services Agreement, as updated from time to time. The total amount paid by Mr. Boersma’s affiliated entities to the Company under the Pilot Agency and Support Services Agreement for the year ended December 31, 2022 was approximately $0.1 million.
Stockholders Agreement
In connection with our IPO, on September 17, 2021, we entered into the Stockholders Agreement with our Sponsor governing certain designation rights with respect to our Board. Pursuant to the terms of the Stockholders Agreement, our Sponsor has the right to designate up to two members of the Board for so long as the holders of shares of Class C common stock are entitled to elect one or more members to the Board pursuant to our amended and restated certificate of incorporation. Under the Stockholders Agreement, we are required to take all necessary action to cause the Board to include such individuals designated by our Sponsor in the slate of nominees recommended by the Board for election by our stockholders at each annual or special meeting of the stockholders at which our Sponsor is entitled to designate directors to be elected.
Our Sponsor also has the exclusive right to remove their designees and to designate replacements to fill vacancies created by the removal or resignation of their designees, and we are required to take all necessary action to cause such removals and fill such vacancies at the request of our Sponsor. The Stockholders Agreement also provides that we will obtain customary director indemnity insurance and on the first anniversary of the IPO our Board will include at least three independent members.
Dutch Bros Inc.| 2023 Proxy Statement | 55

Registration Rights Agreement
In connection with our IPO, on September 17, 2021, we entered into the Registration Rights Agreement with our Sponsor and Co-Founder. The Registration Rights Agreement provides our Sponsor and Co-Founder with certain demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by it, subject to certain conditions. In addition, in the event that we register additional shares of common stock for sale to the public, we are required to give notice of such registration to our Sponsor and Co-Founder, and, subject to certain limitations, include shares of common stock held by them in such registration. The Registration Rights Agreement includes customary indemnification provisions in favor of our Sponsor and Co-Founder, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act), and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.
Tax Receivable Agreements
In connection with the Reorganization Transactions and our IPO, on September 14, 2021, we entered into (i) the Exchange Tax Receivable Agreement with the Continuing Members, and (ii) the Reorganization Tax Receivable Agreement with the Pre-IPO Blocker Holders. These Tax Receivable Agreements provide for the payment by us to such Continuing Members and Pre-IPO Blocker Holders of 85% of the benefits, if any, the Dutch Bros Tax Group is deemed to realize (calculated using certain assumptions), as a result of certain tax attributes and benefits covered by the Tax Receivable Agreements. The Exchange Tax Receivable Agreement provides for the payment by us to the Continuing Members of 85% of the benefits, if any, that the Dutch Bros Tax Group is deemed to realize (calculated using certain assumptions) as a result of (i) the Dutch Bros Tax Group’s allocable share of existing tax basis attributable to certain assets of Dutch Bros OpCo and its subsidiaries, which basis is allocated to the Class A common units we acquired in the IPO and on future exchanges or redemptions of Class A common units, (ii) adjustments that increase the tax basis of the tangible and intangible assets of the Dutch Bros Tax Group as a result of our taxable acquisition of Class A common units from the Continuing Members in connection with the IPO and in connection with future exchanges or redemptions of Class A common units, (iii) disproportionate allocations (if any) of tax benefits to the Dutch Bros Tax Group under Section 704(c) of the Internal Revenue Code of 1986, as amended, as a result of our acquisition of certain Class A common units in connection with the IPO, and (iv) certain other tax benefits, including tax benefits attributable to payments under the Exchange Tax Receivable Agreement. The Reorganization Tax Receivable Agreement provides for the payment by us to the Pre-IPO Blocker Holders of 85% of the benefits, if any, that the Dutch Bros Tax Group is deemed to realize (calculated using certain assumptions) as a result of (i) existing tax basis and certain adjustments to the tax basis of certain assets of Dutch Bros OpCo and its subsidiaries, in each case, that are attributable to Class A common units we acquired as a result of its acquisition of the Blocker Companies in the Reorganization, (ii) certain tax attributes of the Blocker Companies, and (iii) certain other tax benefits, including tax benefits attributable to payments under the Reorganization Tax Receivable Agreement. We expect to benefit from the remaining 15% of any tax savings that the Dutch Bros Tax Group realizes as a result of the tax benefits covered by the Tax Receivable Agreements.
Reorganization Agreement
In connection with our IPO, on September 14, 2021, we entered into a reorganization agreement among our Co-Founder, our Sponsor, and Dutch Bros OpCo that governed certain of the Reorganization Transactions.
Dutch Bros Inc.| 2023 Proxy Statement | 56

Dutch Bros OpCo Third Amended and Restated Limited Liability Company Agreement
As a result of the IPO and related Reorganization Transactions, Dutch Bros holds all Class B voting units, and Class C voting units in Dutch Bros OpCo and is the sole managing member of Dutch Bros OpCo. Accordingly, Dutch Bros operates and controls all the business and affairs of Dutch Bros OpCo and, through Dutch Bros OpCo and its operating entity subsidiaries, conducts our business.
Pursuant to the Third LLC Agreement, Dutch Bros has the right to determine when distributions will be made to holders of Dutch Bros OpCo Units and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the holders of OpCo Units pro rata in accordance with their ownership of Class A common units. Dutch Bros will incur expenses related to its operations, plus payments under the Tax Receivable Agreements, which Dutch Bros expects will be significant. Dutch Bros intends to cause Dutch Bros OpCo to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow Dutch Bros to pay its taxes and operating expenses, including distributions to fund any ordinary course payments due under the Tax Receivable Agreements.
The holders of Dutch Bros OpCo Units, including Dutch Bros, may be subject to U.S. federal, state, and local income taxes on their proportionate share of any taxable income of Dutch Bros OpCo. Net profits and net losses of Dutch Bros OpCo will generally be allocated to its holders, including Dutch Bros Inc. Pursuant to the Third LLC Agreement, Dutch Bros OpCo generally will make cash distributions to the holders of Class A common units in an amount sufficient to fund their tax obligations in respect of the cumulative taxable income in excess of cumulative taxable losses of Dutch Bros OpCo that is allocated to them, to the extent previous tax distributions from Dutch Bros OpCo have been insufficient. These tax distributions will be computed based on an assumed U.S. federal, state, and local tax rate and will be distributed pro rata in accordance with the holders’ respective ownership of Class A common units.
The Continuing Members have the right to have their Class A common units redeemed for, at the election of Dutch Bros Inc., as sole managing member, shares of Class A common stock on a one-for-one basis or to the extent there is cash available from a contemporaneous public offering or private sale of Class A common stock by Dutch Bros Inc., a corresponding amount of cash, subject to customary adjustments and the procedures set forth in the Third LLC Agreement. Such Class A common stock or cash will be contributed by Dutch Bros Inc. to Dutch Bros OpCo in exchange for Class A common units, unless, in its sole discretion, Dutch Bros Inc. elects to effect such exchange directly with the relevant Continuing Member. When a Class A common unit of Dutch Bros OpCo is redeemed or exchanged for a share of Class A common stock of Dutch Bros Inc. or cash, a corresponding share of Class B common stock or Class C common stock of Dutch Bros Inc., as applicable, will be surrendered and immediately canceled. The Third LLC Agreement provides that as a general matter a Continuing Member will not have the right to cause the redemption or exchange of Class A common units if Dutch Bros Inc. determines that such redemption or exchange would be prohibited by law or regulation or would violate other agreements with us to which the Continuing Member is bound, including the Third LLC Agreement. Dutch Bros Inc. may impose additional restrictions on exchanges that it determines in good faith to be necessary or advisable so that Dutch Bros OpCo is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the laws of the state of Delaware. In addition, we have entered into an indemnification agreement with each of our directors and executive officers. These agreements provide, among other things, that we will indemnify the executive officer or director, under the circumstances and to the extent provided for in the indemnification agreement, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings which he or
Dutch Bros Inc.| 2023 Proxy Statement | 57

she is or may be made a party by reason of his or her position as a director, officer, or other agent of our company, and otherwise to the fullest extent permitted under Delaware law and our amended and restated bylaws.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. To our knowledge, all such persons filed the required reports on a timely basis during the year ended December 31, 2022.
Where to Find Additional Information
Dutch Bros files annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, www.investors.dutchbros.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s internet website, www.sec.gov, also contains reports, proxy statements, and other information about issuers, like us, who file electronically with the SEC.
We will provide, without charge, on the written request of any stockholder, a copy of our 2022 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1. Stockholders should direct such requests to our Corporate Secretary at 110 SW 4th Street, Grants Pass, Oregon, 97526, or by email at investors@dutchbros.com. Stockholders can also access this Proxy and our Annual Report on Form 10-K at www.investors.dutchbros.com.
Dutch Bros Inc.| 2023 Proxy Statement | 58

APPENDIX

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BROS2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CLASS A, B, AND D PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06076-P86305

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUTCH BROS INC.

The Board of Directors recommends you vote FOR Proposal 1:

1. Election of Directors

Class A, Class B, Class C, and Class D common stock Nominees:

	For	Against	Abstain
1a. Travis Boersma	☐	☐	☐
1b. Shelley Broader	☐	☐	☐
1c. Thomas Davis	☐	☐	☐
1d. Kathryn George	☐	☐	☐
1e. Stephen Gillett	☐	☐	☐
1f. Jonathan Ricci	☐	☐	☐
1g. Ann M. Miller	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2023	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR for Proposal 3:

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Dutch Bros Inc.| 2023 Proxy Statement | 59

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V06077-P86305

DUTCH BROS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2023 2:00 PM PT

CLASS A, B, AND D PROXY CARD

The stockholder(s) hereby appoint(s) Charles Jemley and Victoria Tullett, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A, Class B, and Class D Common Stock of Dutch Bros Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 P.M. PT, on May 16, 2023, virtually at www.virtualshareholdermeeting.com/BROS2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2, AND FOR "ONE YEAR" FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

Dutch Bros Inc.| 2023 Proxy Statement | 60

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BROS2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CLASS C PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06078-P86305

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUTCH BROS INC.

The Board of Directors recommends you vote FOR Proposal 1:

1. Election of Directors

Class A, Class B, Class C, and Class D common stock Nominees:

	For	Against	Abstain
1a. Travis Boersma	☐	☐	☐
1b. Shelley Broader	☐	☐	☐
1c. Thomas Davis	☐	☐	☐
1d. Kathryn George	☐	☐	☐
1e. Stephen Gillett	☐	☐	☐
1f. Jonathan Ricci	☐	☐	☐
1g. Ann M. Miller	☐	☐	☐

Class C common stock Nominees:

	For	Against	Abstain
1h. Blythe Jack	☐	☐	☐
1i. Charles Esserman	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2023	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR for Proposal 3:

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Dutch Bros Inc.| 2023 Proxy Statement | 61

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V06079-P86305

DUTCH BROS INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2023 2:00 PM PT**

CLASS C PROXY CARD

The stockholder(s) hereby appoint(s) Charles Jemley and Victoria Tullett, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class C Common Stock of Dutch Bros Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 P.M. PT, on May 16, 2023, virtually at www.virtualshareholdermeeting.com/BROS2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2, AND FOR "ONE YEAR" FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

Dutch Bros Inc.| 2023 Proxy Statement | 62